     As filed with the Securities and Exchange Commission on July 6, 1998
                                                  Registration No. 333__________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          THOMASVILLE BANCSHARES, INC.
                 (Name of small business issuer in its charter)
                            ------------------------

GEORGIA                              6022                         58-2175800
(State or other                (Primary Standard                (IRS Employer
jurisdiction of            Industrial Classification            Identification
incorporation or                 Code Number)                       Number)
organization)

                            ------------------------

                             301 NORTH BROAD STREET
                           THOMASVILLE, GEORGIA 31792
                                 (912) 226-3300
                          (Address and telephone number
                         of principal executive offices)
                            ------------------------

                                STEPHEN H. CHENEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             301 NORTH BROAD STREET
                           THOMASVILLE, GEORGIA 31792
                                 (912) 226-3300
                       (Name, address and telephone number
                              of agent for service)
                            ------------------------

                              Copies Requested to:
                            ROBERT C. SCHWARTZ, ESQ.
                         SMITH, GAMBRELL & RUSSELL, LLP
                            SUITE 3100, PROMENADE II
                           1230 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30309-3592
                                 (404) 815-3500
                            ------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                          Proposed               Proposed
     Title of each                                         maximum               maximum
        class of                   Amount                 offering              aggregate              Amount of
     securities to                 to be                    price                offering             registration
     be registered               registered               per share               price                   fee
------------------------------------------------------------------------------------------------------------------
     Common Stock,
       $1.00 par
         value                 150,000 shares              $15.00               $2,250,000              $663.75
==================================================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
===============================================================================

PROSPECTUS

                                 150,000 SHARES
                                  COMMON STOCK
                          THOMASVILLE BANCSHARES, INC.
                           A BANK HOLDING COMPANY FOR
                            THOMASVILLE NATIONAL BANK

        Thomasville Bancshares, Inc., a Georgia corporation (the "Company"), hereby offers for sale 150,000 shares of its common stock, $1.00 par value per share (the "Common Stock"), at an offering price of $15.00 per share (the "Offering"). The shares are offered on an "any and all" basis, with a required 100 share minimum and a 1,000 share maximum per investor, by certain directors and executive officers of the Company, who will receive no commissions for such sales. By offering the shares on an "any and all" basis, after deducting offering expenses, the Company will receive all of the proceeds from the Offering. See "USE OF PROCEEDS." There are no escrow arrangements with respect to the Offering. The Company may extend the Offering for three consecutive 90-day periods without notice to subscribers. Subscriptions obtained in the Offering may be accepted or rejected in whole or in part by the Company for any reason. Once a subscription has been accepted by the Company it may not be withdrawn for any reason. Subscription funds paid to the Company will be immediately available for use by the Company. See "TERMS OF THE OFFERING."

        Prior to the Offering, there has been no established public market for the Common Stock, and there can be no assurance that an established market for such stock will develop. There are, however, occasional transactions in the Common Stock as a result of private negotiations. The Company presently does not intend to seek to list the Common Stock on a national securities exchange or to qualify such Common Stock for quotation on the Nasdaq Stock Market. INVESTMENT IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR INFORMATION THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR.

             THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS
             OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL
                   DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

  THE OFFERING WILL BE MADE ON AN "ANY AND ALL" BASIS, WITH NO MINIMUM OFFERING
                     CONDITIONS AND NO ESCROW ARRANGEMENTS.


===================================================================================================================================
                                                               Price                   Underwriting
                                                                 to                    Discounts and                 Proceeds to
                                                               Public                 Commissions(1)                the Company(2)
-----------------------------------------------------------------------------------------------------------------------------------
Per Share(3).........................................          $15.00                       $ 0                         $15.00
-----------------------------------------------------------------------------------------------------------------------------------
Total Minimum........................................            $0                         $ 0                          $ 0
-----------------------------------------------------------------------------------------------------------------------------------
Total Maximum........................................        $2,250,000                     $ 0                       $2,250,000
===================================================================================================================================

(1) The securities offered hereby will be sold on an "any and all" basis, with a required 100 share minimum and a 1,000 share maximum per investor, by certain directors and executive officers of the Company and no commissions will be paid on such sales. See "TERMS OF THE OFFERING."

(2) Before deducting offering expenses, estimated to be $30,413 including registration fees, legal and accounting fees, printing and other miscellaneous expenses. See "USE OF PROCEEDS."

(3) Prior to the Offering, there has been no established market for the shares of the Company's Common Stock. The offering price was arbitrarily determined by the Board of Directors of the Company and does not bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value. In the event a market should develop for the Common Stock after completion of the Offering, there can be no assurance that the market price will equal or exceed the offering price herein.

        The Company reserves the unqualified right to terminate the Offering to the public at any time during its pendency for any reason whatsoever.

               The date of this Prospectus is _____________, 1998.

                                TABLE OF CONTENTS

                                                                                                     PAGE
Prospectus Summary..................................................................................    1
Risk Factors........................................................................................    2
The Company.........................................................................................    5
Terms of the Offering...............................................................................    6
Use of Proceeds.....................................................................................    7
Market Price of and Dividends on Common Stock.......................................................    8
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.........................................................................    8
Business of the Company.............................................................................   17
Business of the Bank................................................................................   17
Supervision and Regulation..........................................................................   32
Management..........................................................................................   37
Security Ownership of Certain Beneficial Owners and Management......................................   42
Certain Transactions................................................................................   43
Description of Capital Stock........................................................................   43
Legal Proceedings...................................................................................   45
Legal Matters.......................................................................................   45
Experts.............................................................................................   46
Additional Information..............................................................................   46
Index to Financial Statements.......................................................................  F-1

Appendix A - Subscription Materials

        NO DEALER, SALESMAN, ORGANIZER OF THE COMPANY OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES, OR ANY OFFER OF SUCH SHARES OF COMMON STOCK TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR THE DATE HEREOF. HOWEVER, DURING THE PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE HEREUNDER, THE COMPANY IS REQUIRED TO UPDATE THE PROSPECTUS TO REFLECT ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT.

        UNTIL __________, 19__ (90 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                The Company intends to furnish its shareholders annual reports containing audited financial statements.

                               PROSPECTUS SUMMARY


        The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements appearing elsewhere in this Prospectus.

                                   THE COMPANY

        Thomasville Bancshares, Inc. (the "Company") was organized under the laws of the State of Georgia on March 30, 1995 and owns 100% of the outstanding capital stock of Thomasville National Bank (the "Bank"). The Company intends to use the net proceeds of the Offering to support the growth of the Bank and to fund expansion of banking facilities and for other general corporate purposes. There are no escrow arrangements with respect to the Offering. Subscriptions obtained in the Offering may be accepted or rejected in whole or in part by the Company for any reason. Once a subscription has been accepted by the Company, it may not be withdrawn. The Bank is located in Thomasville, Thomas County, Georgia. The Company's mailing address is 301 North Broad Street, Thomasville, Georgia 31792 and its telephone number is (912) 226-3300.

                                  THE OFFERING


Common Stock Offered................             150,000 shares
Common Stock to be Outstanding
after the Offering..................             1,350,000 shares(1)(2)
Price...............................             $15.00 per share
Expiration of the Offering..............         This Offering shall expire at 5:00 p.m. Eastern Time on
                                                 __________, 1998 but may be extended for up to three
                                                 consecutive 90-day periods.  See "TERMS OF THE
                                                 OFFERING."
Special Factors to be Considered                 The securities offered hereby may be deemed to be
                                                 speculative and involve certain risks. See "RISK
                                                 FACTORS."

----------------------------

(1) Prior to the Offering, there has been no established market for the shares of the Common Stock and there can be no assurance that an established public market will develop for such stock will develop. There are, however, occasional transactions in the Common Stock as a result of private negotiations. See "RISK FACTORS."

(2) This number is estimated based on the sale of 100% of the Common Stock offered. Because no minimum is required, the Common Stock outstanding following the Offering could range from 1,200,000 shares, if no offers are accepted, to 1,350,000, if 100% of the offers are accepted.

                                 USE OF PROCEEDS

         The proceeds of the Offering shall be used to support the growth of the Bank and to fund expansion of banking facilities, to pay expenses incurred in connection with the Offering, and for other corporate purposes. See "USE OF PROCEEDS."

                                  RISK FACTORS

         Certain statements contained or incorporated by reference in this Prospectus are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results, plans for future business development activities, capital spending or financing sources, capital structure and the effects of regulation and competition and are thus prospective. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties set forth in this Prospectus, and particularly in this "Risk Factors" Section, as well as risks and uncertainties detailed from time to time in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC").

INTENSE COMPETITION

         With the exception that it has no trust powers, the Bank is a full service commercial bank in Thomasville, Thomas County, Georgia. Competition among financial institutions in the Bank's market area is intense and the Bank competes with other state and national banks, savings and loan associations, consumer financial companies, credit unions, money market mutual funds, and other financial institutions which have far greater financial resources than those available to the Bank. The Bank's size may impact its ability to compete effectively with larger institutions in offering other services. If the Bank is unable to compete for deposits effectively in its primary service area, such inability would likely have an adverse effect on the Bank's potential for growth and profitability.

NO ESTABLISHED PUBLIC MARKET

         Presently, there is no established market for the Common Stock. There can be no assurance that an established public market will develop for such securities upon completion of the Offering or whether substantial trading activity will occur for several years, if at all. As a result, investors who may need or wish to dispose of all or part of their investment in the Common Stock may not be able to do so except by private, direct negotiations with third parties. Furthermore, it is unlikely that an established public market will develop for such securities upon completion of the Offering because the Company does not presently intend to seek to list the Common Stock on a national securities exchange or to qualify such Common Stock for inclusion on the Nasdaq Stock Market.

SUBSCRIPTION FUNDS ARE NON-REFUNDABLE

         Once a subscription has been accepted by the Company it may not be withdrawn. Because the Offering is being made on an "any and all" basis with no minimum, an investor who has subscribed to purchase Common Stock may not withdraw the subscription upon acceptance by the Company even if no other shares of Common Stock are sold in the Offering.

ARBITRARY DETERMINATION OF OFFERING PRICE

         Prior to the Offering, there has been no established market for the shares of the Common Stock. The offering price of $15.00 per share was arbitrarily determined by the Board of Directors of the Company, and does not bear any direct relationship to the Company's assets, book value, net worth or other recognized criteria of value. In determining the offering price of the Common Stock, past isolated sales transactions in the Common Stock, the Company's growth and future prospects, and general market conditions for the sale of such securities were considered. See "TERMS OF THE OFFERING." In the event an established public market should develop for the Common Stock after completion of the Offering, there can be no assurance that the market price will equal or exceed the offering price herein.

ABSENCE OF PREEMPTIVE RIGHTS

         No holder of the Common Stock has preemptive rights with respect to the issuance of shares of that or any other class of Common Stock, and no holder of the Common Stock is entitled to cumulative voting rights with respect to the election of directors. The authorized Common Stock consists of 10,000,000 shares of Common Stock, $1.00 par value per share. The Company's Board of Directors could from time to time determine to issue additional shares of the authorized Common Stock of the Company in addition to the shares offered hereby and, in such event, the ownership interest of the subscribers in the Offering would be diluted. See "DESCRIPTION OF CAPITAL STOCK."

UNPREDICTABLE ECONOMIC CONDITIONS

         Commercial banks and other financial institutions are affected by economic and political conditions, both domestic and international, and by governmental monetary policies. Conditions such as inflation, recession, unemployment, high interest rates, short money supply, scarce natural resources, international disorders and other factors beyond the control of the Company may adversely affect its profitability.

GOVERNMENT REGULATION AND LEGISLATION

         The Company and the Bank operate in a highly regulated environment and are subject to supervision by several governmental regulatory agencies, including the Board of Governors of the Federal Reserve (the "Federal Reserve Board"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC"), the Georgia Department of Banking and Finance (the "Georgia Banking Department") and the Securities and Exchange Commission (the "SEC"). The Company and the Bank are vulnerable to future legislation and government policy, including bank deregulation and interstate expansion, which could severely affect the banking industry as a whole including the operations of the Company. See "SUPERVISION AND REGULATION."

NO FIRM UNDERWRITING OF THE OFFERING; ABILITY TO EXTEND OFFERING

         The Offering is being made without the benefit of a "firm" underwriting. Sales will be solicited on a "best efforts" basis by certain directors and executive officers of the Company. Accordingly, there can be no assurance that any of the securities offered hereby will be sold. The Company may extend the Offering, without notice to subscribers, for three successive periods of 90 days.

DIVIDENDS

         The Company has never paid a cash dividend to its shareholders and has no present plans to do so. Georgia law restricts the Company's payment of dividends if, after such payment, the Company would be unable to meet its obligations as they mature or the Company's liabilities would exceed its assets. The Company's ability to pay dividends is dependent upon the Bank's ability to provide funds to the Company through the payment of dividends. As a national bank, the Bank is restricted in its ability to pay dividends under the national banking laws and regulations of the OCC. A dividend from the Company's banking subsidiary is its only source of cash in which to distribute dividends to the Company's shareholders. Future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of Directors. See "DIVIDEND POLICY."

ANTI-TAKEOVER PROVISIONS

         The Company's Articles of Incorporation contain provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The effect of these provisions is to make it more difficult to effect a merger, sale of control, or other similar transaction involving the Company even though a majority of the Company's shareholders may vote in favor of such transaction. In addition, the Company's Articles of Incorporation provide for a classified Board of Directors, whereby one-third of the members of the Board of Directors shall be elected each year and each director of the Company will serve for a term of three years. The effect of these provisions is to make it more difficult to effect a change in control of the Company through the acquisition of a large block of the Company's Common Stock. The State of Georgia has statutory provisions relating to business combinations with so-called "interested shareholders" but these provisions are inapplicable to the Company because the Company has elected not to be governed by these provisions in its bylaws. See "DESCRIPTION OF COMMON STOCK."

INTEREST RATE SENSITIVITY

         Interest-earning assets and interest-bearing liabilities may be sensitive to changes in interest rates. A bank which has a greater amount of interest-sensitive liabilities than interest-sensitive assets that either reprice or mature in a given time interval is considered to be in a "negative gap" position. The Bank will be in a negative gap position for the next twelve months and in a positive gap position thereafter.
See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Liquidity & Interest Rate Sensitivity."

DEPENDENCE UPON KEY MANAGEMENT

         The success of the Company's and its banking subsidiary's operations is substantially dependent on the banking and management expertise of Stephen H. Cheney, President and Chief Executive Officer of the Company and the Bank and Charles H. Hodges, III, Executive Vice President of the Company and the Bank. The death, disability or resignation of Mr. Cheney or Mr. Hodges may have a material adverse impact on the Company and its future operations. The Company presently does not have a "key man" insurance policy on Mr. Cheney or Mr. Hodges. The Company has entered into employment agreements with Mr. Cheney and Mr. Hodges. See "MANAGEMENT--Employment Agreements."

YEAR 2000

         The Company is currently evaluating its computer systems as well as those of its data processing vendor to determine whether modifications and expenditures will be necessary to make its systems as well as those of its vendor compliant with Year 2000 requirements. These requirements have arisen due to the widespread use of computer programs that rely on two-digit date codes to perform computations or decision-making functions. Many of these programs may fail as a result of their inability to properly interpret date codes beginning January 1, 2000. For example, such programs may misinterpret "00" as the year 1900 rather than 2000. In addition, some equipment, being controlled by microprocessor chips, may not deal appropriately with the year "00." The Company believes that its systems are currently Year 2000 compliant and does not believe that material expenditures will be necessary to implement any further modifications. However, there can be no assurance that unforeseen difficulties or costs will not arise. In addition, there can be no assurance that the systems of other companies on which the Company's systems rely will be modified on a timely basis, or that the failure by another company to properly modify its systems will not negatively impact the Company's systems or operations.


                                   THE COMPANY


         Thomasville Bancshares, Inc. (the "Company") was incorporated under the laws of the State of Georgia on March 30, 1995 and owns 100% of the outstanding capital stock of Thomasville National Bank (the "Bank"). The Company was incorporated as a mechanism to enhance the Bank's ability to serve its future customers' requirements for financial services. The holding company structure provides flexibility for expansion of the Company's banking business through acquisition of other financial institutions and provision of additional banking-related services which the traditional commercial bank may not provide under present laws. For example, banking regulations require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to the capital adequacy guidelines of the Federal Reserve Board, and contribute them to the capital of the Bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations. On February 28, 1998, the Company declared a two-for-one stock split to be effected in the form of a 100% stock dividend payable to shareholders of record as of the close of business on January 31, 1998. The stock split increased the number of outstanding shares of Common Stock from 600,000 to 1,200,000.

         The Bank commenced operations on October 2, 1995 in a temporary facility located at 108 Washington Street in Thomasville, Georgia. On January 6, 1997, the Bank moved into its permanent facility located at 301 North Broad Street. The permanent facility contains approximately 8,500 square feet of finished space and an additional 2,000 square feet of unfinished space which may be built out in the future should the Bank require additional space for expansion. The building contains a lobby, vault, eight offices, four teller stations, three drive-in windows, a boardroom conference facility, a loan operations area, and an area for the Bank's bookkeeping operations.

         The Bank is a full service commercial bank, without trust powers. The Bank offers a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer/installment loans. In addition, the Bank provides such consumer services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit and automatic teller services.

         The Company serves as a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended. The current mailing address of the Company is 301 North Broad Street, Thomasville, Georgia 31792, and its telephone number is (912) 226-3300.

                              TERMS OF THE OFFERING

GENERAL

         The Company is offering hereunder 150,000 shares of its Common Stock for cash at a price of $15.00 per share (the "Offering"). A minimum subscription of 100 shares is required for each subscription hereunder. Investors may subscribe to a maximum of 1,000 shares pursuant to the Offering. The minimum and maximum subscription amounts may be waived by the Company in its sole discretion. The purchase price of $15.00 per share shall be paid in full upon execution and delivery of the Subscription Agreement attached hereto as Appendix
A. Subscription funds paid to the Company will be immediately available for use by the Company. All subscriptions tendered by investors are subject to acceptance by the Board of Directors of the Company, and the Company reserves the absolute and unqualified right to reject or reduce any subscription for any reason prior to acceptance. Once a subscription has been accepted by the Company, it may not be withdrawn for any reason. Furthermore, the Company reserves the unqualified right to terminate this offering at any time during its pendency for any reason whatsoever.

         Prior to the Offering there has been no established public market for the shares of the Common Stock and there can be no assurance that an established market for such stock will develop. There are, however, occasional transactions in the Common Stock as a result of private negotiations. The offering price has been arbitrarily determined and is not a reflection of the Company's book value, net worth or any other such recognized criteria of value. In determining the offering price of the Common Stock, past isolated transactions in the Common Stock, the Company's growth and future prospects and general market conditions for the sale of such securities were considered. There can be no assurance that, if a market should develop for the Common Stock, the post-offering market price will equal or exceed the offering price.

CONDITIONS OF THE OFFERING

         The Offering will expire at 5:00 p.m. Eastern Time, on __________, 1998 (the "Expiration Date"), unless such date is extended by the Company. The Expiration Date may be extended by the Company without notice to subscribers for up to three consecutive 90-day periods, or not later than ___________, 1999.

PLAN OF DISTRIBUTION

         The Company may terminate the Offering for any reason at any time during its pendency for any reason whatsoever.

         Shares of the Common Stock will be marketed on an "any and all" basis, with a required 100 share minimum and a 1,000 share maximum per investor, exclusively through certain directors and executive officers of the Company, none of whom will receive any commissions or other form of remuneration based on the sale of the shares.

         As soon as practicable, but no more than five business days after receipt of a subscription, the Company will accept or reject such subscription. Subscriptions not accepted by the Company within this five day period shall be deemed rejected. Once a subscription is accepted by the Company, it cannot be withdrawn by the subscriber.

         Subscriptions to purchase shares of Common Stock can be made by completing the Subscription Agreement attached to this Prospectus and delivering the same to the Company at 301 North Broad Street, Thomasville, Georgia 31792. Full payment of the purchase price must accompany the subscription. Failure to pay the full subscription price shall entitle the Company to disregard the subscription. No Subscription Agreement is binding until accepted by the Company, which may, in its sole discretion, refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. Unless otherwise agreed by the Company, all subscription amounts must be paid in United States currency by check, bank draft or money order payable to "Thomasville Bancshares, Inc." A subscription will be accepted in writing by the Company in the Form of Acceptance attached to this Prospectus.


                                 USE OF PROCEEDS

         The gross proceeds from the sale of shares of Common Stock offered by the Company are estimated to be $2,250,000, assuming the sale of 150,000 shares. As the Offering is being made on an "any and all" basis, however, the net proceeds to the Company will be reduced to the extent that any of the shares of Common Stock being offered hereby remain unsold upon the completion of the Offering.

         Management and the Board of Directors have been analyzing the Company's present operations and anticipated future operations to determine the most effective strategy in accommodating anticipated future growth. Based upon this analysis and other relevant factors, including but not limited to the prevailing economic climate in the Bank's market area, management and the Board of Directors are reviewing expansion opportunities, including the construction of new branches. The Bank plans to open a branch facility in Thomasville by September 1998 (the "Branch"). The Bank has purchased a parcel of land to be used a site for the Branch and construction is underway. See "BUSINESS OF THE BANK--Facilities." Management also continues to evaluate potential opportunities to acquire other financial institutions or to acquire additional branch sites for expansion.

         Because there are no minimum offering conditions in connection with the Offering and the shares are being sold on an "any and all" basis, there can be no assurance that all the shares offered hereby will be sold. However, the Company intends to use the net proceeds of the Offering to support the Company's growth and expansion, including the planned opening of a branch facility as described in the foregoing paragraph. The Company will pursue its plans for growth and expansion only in accordance with all applicable laws and regulations governing the operations of the Company and the Bank.

         Except for the planned opening of the Branch, there are currently no specific plans, arrangements or agreements between the Company and any other person in connection with the acquisition or construction of additional banking facilities or the acquisition of other financial institutions.

         Pending application of the net proceeds as described above, the Company intends to invest the proceeds in U.S. government securities, certificates of deposit or other high grade, short term, interest-bearing securities.

                  MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK

         There is currently no established public trading market for the Common Stock. As of June 30, 1998, the approximate number of holders of record of the Common Stock was 463.

         To date, the Company has not paid any cash dividends on the Common Stock. It will be the policy of the Board of Directors of the Company to continue to reinvest earnings for such period of time as is necessary to ensure the success of the operations of the Company and of the Bank. There are no current plans to initiate payment of cash dividends, and future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company.

         The Bank is restricted in its ability to pay dividends under the national banking laws and by regulations of the OCC. Pursuant to 12 U.S.C. ss. 56, a national bank may not pay dividends from its capital. In addition, no dividends may be made in an amount greater than a national bank's undivided profits, subject to other applicable provisions of law. Payments of dividends out of undivided profits is further limited by 12 U.S.C. ss. 60(a), which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its common capital, unless there has been transferred to surplus not less than one-tenth of the Bank's net income of the preceding two consecutive half year periods (in the case of an annual dividend). Pursuant to 12 U.S.C. ss. 60(b), the approval of the OCC is required if the total of all dividends declared by the Bank in any calendar year exceeds the total of its net income for that year combined with its retained net income for the preceding two years, less any required transfers to surplus or a fund for the retirement of any preferred stock.

         In December 1990, the OCC promulgated regulations concerning the level of allowable dividend payments by national banks. The intended effect of these regulations was to make the calculation of national banks' dividend-paying capacity consistent with generally accepted accounting principles (GAAP). In this regard, the allowance for loan and lease losses is not considered an element of either "undivided profits then on hand" or "net profits." Further, a national bank may be able to use a portion of its capital surplus account as "undivided profits then on hand," depending on the composition of that account. In addition, the OCC's regulations clarify that dividends on preferred stock are not subject to the limitations of 12 U.S.C. ss. 56, while explicitly making such dividends subject to the constraints of 12 U.S.C. ss. 60. The regulations do not diminish or impair a well-capitalized bank's ability to make cash payments to its shareholders in the form of a return of capital.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion of the Company's and the Bank's financial condition and results of operations should be read in conjunction with the Company's and the Bank's financial statements, related notes and statistical information included elsewhere herein.

THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1997

         Total consolidated assets increased by $6.6 million to $71.5 million during the three-month period ended March 31, 1998. The increase was generated through a $6.1 million increase in deposits, and

$300,000 and $200,000 increases in payables and retained profits, respectively. The funds were used to increase loans by $5.8 million, cash and cash equivalents by $600,000 and other assets by $200,000.

         Results of Operations

         Net income for the three-month period ended March 31, 1998 amounted to $213,281, or $.17 per diluted share. These results compare favorably to the March 31, 1997 net income of $98,128, or $.08 per diluted share. The primary reasons for the increase in net income are discussed below.

         Average total earning assets increased from $41.6 million at March 31, 1997 to $63.3 million at March 31, 1998. The net increase of $21.7 million represents a 52.2% increase over a twelve-month period. There can be no assurances, however, that this level of growth can be maintained.

         As a consequence to the increase in earning assets, interest income, the most significant of all revenue items, increased from $903,250 for the three-month period ended March 31, 1997 to $1,417,512 for the three-month period ended March 31, 1998. The increase of $514,262 represents a 56.9% increase over a twelve-month period. Again, there can be no assurances that the Company can continue to maintain this level of growth.

         Net interest income represents the difference between interest received on interest-earning assets and interest paid on interest-bearing liabilities.

         The following presents, in a tabular form, the main components of interest-earning assets and interest-bearing liabilities for the three-month period ended March 31, 1998.


              Interest
          Earning Assets/                      Average                    Interest                  Yield/
        Bearing Liabilities                    Balance                  income/Cost                 Cost
        -------------------                    -------                  -----------                 ----
Federal funds sold                           $ 1,753,485                $   23,109                  5.27%
Securities                                     4,207,180                    57,422                  5.46%
Loans                                         57,317,141                 1,336,981                  9.33%
                                             -----------                ----------                  ----
         Total                               $63,277,806                $1,417,512                  8.96%
                                             -----------                ----------                  ----
Deposits and borrowings                      $61,167,973                $  652,667                  4.27%
                                             -----------                ----------                  ----
Net interest income                                                     $  764,845
                                                                        ==========
Net yield on earning assets                                                                         4.83%
                                                                                                    ====

         Net interest income increased from $505,566 for the three-month period ended March 31, 1997 to $764,845 for the three-month period ended March 31, 1998, a net increase of $259,279, or 51.3%.

         Other income increased from $77,042 for the three-month period ended March 31, 1997 to $110,145 for the three-month period ended March 31, 1998. This increase is primarily due to the increase in the volume of transaction accounts. Other income as a percentage of total assets, however, decreased from .63% for the three-month period ended March 31, 1997 to .62% for the three-month period ended March 31, 1998.

         Total operating expenses increased from $375,980 for the three-month period ended March 31, 1997 to $457,109 for the three-month period ended March 31, 1998. Despite the increase, however, total operating expenses as a percent of total assets declined from 3.07% to 2.56% over the one year span from March 31, 1997 to March 31, 1998. The decline in the above ratio is an indication of an increased efficiency attained largely due to economies of scale.

         At December 31, 1997, the allowance for loan losses amounted to $644,913. By March 31, 1998, the allowance had grown to $690,596. Despite the increase, however, the allowance for loan losses, as a percentage of gross loans, declined from 1.19% to 1.15% during the three-month period ended March 31, 1998. Management considers the allowance for loan losses to be adequate and sufficient to absorb possible future losses; however, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional provisions to the allowance will not be required.

         Liquidity and Sources of Capital

         Liquidity is the Company's ability to meet all deposit withdrawals immediately, while also providing for the credit needs of customer. The March 31, 1998 financial statements evidence a satisfactory liquidity position as total cash and cash equivalents amounted to $4.7 million, representing 6.5% of total assets. Investment securities, which amounted to $4.2 million or 5.9% of total assets, provide a secondary source of liquidity because they can be converted into cash in a timely manner. In addition, the Company's ability to maintain and expand its deposit base and borrowing capabilities are a source of liquidity. For the three-month period ended March 31, 1998, total deposits increased from $58.0 million to $64.1 million, representing an annualized increase of 42.1%. There are no assurances, however, that this level of growth can be maintained. The Company's management closely monitors and maintains appropriate levels of interest-earning assets and interest-bearing liabilities so that maturities of assets are such that adequate funds are provided to meet customer withdrawals and loan demand. There are no trends, demands, commitments, events or uncertainties that will result in or are reasonably likely to result in the Company's liquidity increasing or decreasing in any material way.

         The Bank maintains an adequate level of capitalization as measured by the following capital ratios and the respective minimum capital requirements by the Bank's primary regulator, the OCC.


                                        Bank's               Minimum required
                                    March 31, 1998             by regulator
                                    --------------           -----------------
Leverage ratio                           9.1%                      4.0%
Risk weighted ratio                     11.6%                      8.0%

         As evidenced above, the Bank's capital ratios are well above the OCC's required minimums.

         Recent Developments

         On February 28, 1998, the Company declared a two-for-one stock split to be effected in the form of a 100% common stock dividend. The new shares were distributed to shareholders of record as of the close of business on January 31, 1998. The stock split increased the number of outstanding shares of

Common Stock from 600,000 to 1,200,000. All earnings per share amounts have been restated to reflect the above stock split.

RESULTS OF OPERATIONS

         Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

         For the year ended December 31, 1997, assets and earnings improved. Total assets increased by 48.3% from $43,752,165 in 1996 to $64,894,489 in 1997.
Net loans increased from $33,091,618 in 1996, to $53,466,913 in 1997 due to strong loan demand coupled with a focused marketing effort. Net charge-offs for 1997 were $27,713 compared to $8,374 in 1996, an increase of $19,339. For the year ended December 31, 1997, the Bank's loan loss reserve ratio was 1.19% to total loans.

         Deposits increased for the same period by $20,304,893 or 53.9%, from $37,697,519 in 1996 to $58,002,412 in 1997. The majority of the increase was attributable to marketing efforts. The Bank's investment portfolio increased $1,542,219, or 58.1%, from $2,652,000 in 1996 to $4,194,219 in 1997.

         The Bank's loan to deposit ratio was 92.2% for 1997, compared to 87.8% in 1996, which contributed to an increase in net interest income of $946,321 from 1996 to 1997. Non-interest expense increased by $540,898 from $1,179,129 for 1996 to $1,720,027 for 1997. This increase was the result of an increase in personnel expenses and other overhead expenses. Consequently, net income increased $320,459, or 132.9%, from $241,198, or $.20 per share, in 1996 to
$561,657, or $.46 per share, in 1997.

         Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

         The Company was incorporated on March 30, 1995 to serve as a holding company for a proposed national bank. For approximately the first six months, the main activities centered in seeking, interviewing and selecting a cohesive group of organizers/directors; applying for a national bank charter; applying to become a bank holding company; and filing a registration statement with the Securities and Exchange Commission. Once the registration statement became effective, the organizers/directors focused their efforts on stock sale. By mid-August 1995, 600,000 shares of common stock were sold for $5,972,407, net of selling expenses. From mid-August to the end of September 1995, management engaged in activities resulting in the opening of the Bank. During the development stage, from March 30, 1995 ("Inception") to October 2, 1995 (the "Bank Opening"), net loss amounted to $119,200. Net loss from the Bank Opening to December 31, 1995 amounted to $241,993. Losses from Inception to December 31, 1995 amounted to $361,193, or $.30 per share. During 1996, total assets of the Company grew from $21.1 million to $43.8 million. For the year ended December 31, 1996, net income amounted to $241,198, or $.20 per share.

         Net Interest Income

         The Company's results of operations are determined by its ability to manage effectively interest income and expense, to minimize loan and investment losses, to generate non-interest income and to control non-interest expense. Since interest rates are determined by market forces and economic conditions beyond the control of the Company, the ability to generate net interest income is dependent upon the Company's ability to maintain an adequate spread between the rate earned on earning assets and the rate paid on interest-bearing liabilities, such as deposits and borrowings. Thus, net interest income is the key performance measure of income.

         Presented below are various components of assets and liabilities, interest income and expense as well as their yield/cost for the period indicated.

                                                             Year Ended                           Year Ended
                                                          December 31, 1997                    December 31, 1996
                                                   --------------------------------   ----------------------------------
                                                   Average     Interest      Yield/   Average      Interest       Yield/
                                                   Balance   Income/Expense   Cost    Balance    Income/Expense   Cost

                                                                        (Dollar Amounts in Thousands)

Federal funds sold                                 $ 3,410     $  193        5.66%    $ 4,065       $  212        5.22%
Securities                                           3,474        201        5.79       2,627          154        5.85
Loans, net                                          43,598      4,175        9.58      23,507        2,235        9.51
                                                   -------     ------        ----     -------       ------        ----
     Total earning assets                          $50,482     $4,569        9.05%    $30,199       $2,601        8.61%
                                                   =======     ======        ====     =======       ======        ====


Interest bearing deposits                          $40,913     $2,022        4.94%    $21,785       $1,017        4.67%
Other borrowings                                       392         18        4.47          --           --
                                                   -------     ------        ----     -------       ------        ----
     Total interest-bearing liabilities            $41,305     $2,040        4.94%    $21,785       $1,017        4.67%
                                                   =======     ======        ====     =======       ======        ====

Net yield on earning assets                                                  5.01%                                5.24%
                                                                             ====                                 ====


           Net yield on earning assets for the years ended December 31, 1997 and 1996 were 5.01% and 5.24%, respectively. The decline in the net yield during 1997 is primarily attributed to a higher cost of funds, mainly in transactional accounts such as NOW and money market accounts. In order to keep pace with loan demand, management bid up the rates on transactional accounts to generate higher deposits. Transactional accounts are generally a more stable source of funding. Despite the lower net yield on earning assets, net interest income has increased from $1,583,623 for the year ended December 31, 1996 to $2,529,934 for the year ended December 31, 1997 due to a $20.3 million increase in average earning assets in 1997.

           Non-Interest Income

           Non-interest income for the years ended December 31, 1997 and 1996 amounted to $382,756 and $192,715, respectively. As a percentage of average assets, non-interest income increased from .58% in 1996 to .69% in 1997. The increase in non-interest income during 1997 is attributed to the increase in the number of deposit accounts, as well as transactional volume, and to a higher fee structure.

           The following table summarizes the major components of non-interest income for the years ended December 31, 1997 and 1996.

                                                                               1997                    1996
                                                                             --------               --------
Service fees on deposit accounts                                             $269,808               $148,977
Miscellaneous, other                                                          112,948                 43,738
                                                                             --------               --------
   Total non-interest income                                                 $382,756               $192,715
                                                                             ========               ========

           Non-Interest Expense

           Non-interest expense increased from $1,179,129 for the year ended December 31, 1996 to $1,720,027 for the year ended December 31, 1997. As a percentage of total average assets, non-interest expenses decreased from 3.55% in 1996 to 3.10% in 1997. During 1997, the Company's assets increased by 48.3% over the 1996 assets. Because of higher economies of scale, however, non-interest expense in 1997, as compared to 1996, grew by only 45.9%. Below are the components of non-interest expense for the years ended December 31, 1997 and 1996.

                              Non-Interest Expense

                                                                      December 31,                 December 31,
                                                                          1997                        1996
                                                                       ----------                  ----------

                      Salaries and benefits                            $  878,641                  $  581,101
                      Supplies and printing                                52,669                      56,089
                      Advertising and public relations                    210,625                      80,652
                      Legal and professional                               67,167                      56,844
                      Other operating expenses                            510,925                     404,443
                                                                       ----------                  ----------
                           Total non-interest expense                  $1,720,027                  $1,179,129
                                                                       ==========                  ==========

           The allowance for loan losses increased from $447,626 for the year ended December 31, 1996 to $644,913 for the year ended December 31, 1997. The allowance for loan losses as a percentage of gross loans decreased from 1.33% for the year ended December 31, 1996 to 1.19% for the year ended December 31, 1997. Net charge-offs for the year ended December 31, 1997 amounted to $27,713, or .05% of loans. Net charge-offs for the year ended December 31, 1996 amounted to $8,374, or .02% of loans. Net charge-offs for 1997 and 1996 are significantly lower than peer averages.

           Liquidity and Interest Rate Sensitivity

           Net interest income, the Company's primary source of earnings, fluctuates with significant interest rate movements. To lessen the impact of these margin swings, the balance sheet should be structured so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

           Interest rate sensitivity refers to the responsiveness of interest bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities, at a given time interval. The general objective of gap management is to manage actively rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. Management generally attempts to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize the Company's overall interest rate risks.

           The asset mix of the balance sheet is continually evaluated in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To effectively manage the liability mix of the balance sheet, there should be a focus on expanding the various funding sources. The interest rate sensitivity position at December 31, 1997 is presented in the following table. The difference between rate sensitive assets and rate sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table. Since all interest rates and yields do not adjust at the same velocity, the gap is only a general indicator of rate sensitivity.


                                                      After        After
                                                      three         six           After
                                        Within        months       months        one year      After
                                        three       but within    but within    but within     five
                                        months      six months    one year      five years     years      Total
                                      ---------     ----------   ---------      ----------    -------    -------
                                                                        (Dollar amounts in thousands)
EARNING ASSETS

Loans                                 $  22,583     $   2,292   $   5,114       $ 23,057     $ 1,066    $54,112

Available-for-sale securities               --             --         696          2,833         665      4,194

Federal funds sold                        1,582            --          --             --          --      1,582
                                      ---------     ---------   ---------       --------     -------    -------

     Total earning assets             $  24,165     $   2,292   $   5,810       $ 25,890     $ 1,731    $59,888
                                      =========     =========   =========       ========     =======    =======


SUPPORTING SOURCES OF FUNDS

Interest bearing demand
deposits and savings                  $  22,491     $      --   $      --       $     --     $    --    $22,491

Certificates, less than $100M             3,676         2,670       4,408          2,206         711     13,671

Certificates, $100M and over              3,157         4,551       3,291          1,508          --     12,507
                                      ---------     ---------   ---------       --------     -------    -------

     Total interest bearing
       liabilities                    $  29,324     $   7,221   $   7,699       $  3,714     $   711    $48,669
                                      =========     =========   =========       ========     =======    =======

Interest rate sensitivity gap         $  (5,159)    $  (4,929)  $  (1,889)      $ 22,176     $ 1,020    $11,219

Cumulative gap                        $  (5,159)    $ (10,088)  $ (11,977)      $ 10,199     $ 1,219    $11,219

Interest rate sensitivity gap ratio         .82           .32         .75           6.98        2.43       1.23

Cumulative interest rate
sensitivity gap ratio                       .82           .72         .73           1.21        1.23       1.23


           As evidenced by the table above, the Company is liability sensitive up to one year, and asset sensitive thereafter. In a declining interest rate environment, a liability sensitive position (a gap ratio of less than 1.0) is generally more advantageous since liabilities are repriced sooner than assets. Conversely, in a rising interest rate environment, an asset sensitive position (a gap ratio over 1.0) is generally more advantageous as earning assets are repriced sooner than the liabilities. With respect to the Company, an increase in interest rate would reduce income for one year and increase income thereafter. Conversely, a decline in interest rate would increase income for one year and decrease income thereafter. This, however, assumes that all other factors affecting income remain constant.

           As the Company continues to grow, management will continuously structure its rate sensitivity position to best hedge against rapidly rising or falling interest rates. The Bank's Asset/Liability Committee meets on a quarterly basis and develops management's strategy for the upcoming period. Such strategy includes anticipations of future interest rate movements.

           Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. These funds can be obtained by converting assets to cash or by attracting new deposits. The Company's primary source of liquidity comes from its ability to maintain and increase deposits through the Bank. Deposits grew by $20.3 million during the year ended December 31, 1997 and by $22.3 million during the year ended December 31, 1996.

           Below are the pertinent liquidity balances and ratios for the years ended December 31, 1997 and 1996.

                                                                        December 31,             December 31,
                                                                            1997                      1996
                                                                        -------------            ------------
            Cash and cash equivalents...........................        $4,029,952                  $5,628,235
            Securities..........................................         4,192,219                   2,652,000
            CD's, over $100,000 to total deposits ratio.........              21.6%                       25.2%
            Loan to deposit ratio...............................              92.2%                       87.8%
            Brokered deposits...................................                --                          --


            At December 31, 1997, large denomination certificates accounted for 21.6% of total deposits. Large denomination CD's are generally more volatile than other deposits. As a result, management continually monitors the competitiveness of the rates it pays on its large denomination CD's and periodically adjusts its rates in accordance with market demands. Significant withdrawals of large denomination CD's may have a material adverse effect on the Bank's liquidity. Management believes that since a majority of the above certificates were obtained from Bank customers residing in Thomas County, Georgia, the volatility of such deposits is lower than if such deposits were obtained from depositors residing outside of Thomas County, as outside depositors are more likely to be interest rate sensitive.

            Cash and cash equivalents are the primary source of liquidity. At December 31, 1997, cash and cash equivalents amounted to $4.0 million, representing 6.2% of total assets. Securities available for sale provide a secondary source of liquidity. Approximately $700,000 of the $4.2 million in the Bank's securities portfolio is scheduled to mature in 1998.

            Brokered deposits are deposit instruments, such as certificates of deposit, deposit notes, bank investment contracts and certain municipal investment contracts that are issued through brokers and dealers who then offer and/or sell these deposit instruments to one or more investors. As of December 31, 1997, the Company had no brokered deposits in its portfolio.

            Management knows of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in the Company's liquidity increasing or decreasing in any material way in the foreseeable future.

            Capital Adequacy

            There are now two primary measures of capital adequacy for banks and bank holding companies: (i) risk-based capital guidelines and (ii) the leverage ratio.

            Risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Note that under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, non-cumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interest. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

            The second measure of capital adequacy relates to the leverage ratio. The OCC has established a 3.0% minimum leverage ratio requirement. Note that the leverage ratio is computed by dividing Tier 1 capital into total assets. For banks that are not rated CAMEL 1 by their primary regulator, (which includes the subsidiary Bank), the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1 to 2 percent, depending upon risk profiles and other factors.

            In 1996, a new rule was adopted by the Federal Reserve Board, the OCC and the FDIC that added a measure of interest rate risk to the determination of supervisory capital adequacy. In connection with this new rule, those three agencies issued a joint policy statement to bankers, effective June 26, 1996, to provide guidance on sound practices for managing interest rate risk. In the policy statement, the agencies emphasize the necessity of adequate oversight by a bank's Board of Directors and senior management and of a comprehensive risk management process. The policy statement also describes the critical factors affecting the agencies' evaluations of a bank's interest rate risk when making a determination of capital adequacy. The agencies' risk assessment approach used to evaluate a bank's capital adequacy for interest rate risk relies on a combination of quantitative and qualitative factors. Banks that are found to have high levels of exposure and/or weak management practices will be directed by the agencies to take corrective action.

            The table below illustrates the Bank's and Company's regulatory capital ratios at December 31, 1997:

                                                                                           Minimum
                                                               December 31,              regulatory
                                                                   1997                  requirement
                                                               ------------             -------------
           Bank
                    Tier 1 Capital                               10.8%                        4.0%
                    Tier 2 Capital                                1.1%                         --
                                                                 ----                       -----

                           Total risk-based capital ratio        11.9%                        8.0%
                                                                 ====                       =====

                    Leverage ratio                               11.1%                        3.0%
                                                                 ----                       =====


           Company - Consolidated

                    Tier 1 Capital                               11.5%                        4.0%
                    Tier 2 Capital                                1.1%                         --
                                                                 ----                       -----

                           Total risk-based capital ratio        12.6%                        8.0%
                                                                 ====                       =====

           Leverage ratio                                        11.8%                        3.0%
                                                                 ----                       =====


         The above ratios indicate that the capital positions of the Company and the Bank are sound and that the Company is well positioned for future growth.

ACCOUNTING MATTERS

         Statement of Financial Accounting Standard No. 128, "Earnings per Share" ("SFAS 128") establishes standards for computing and presenting earnings per share ("EPS"). SFAS 128 simplifies the previous standards for computing and presenting EPS and makes the new standards comparable to international EPS standards. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997; it also requires restatement of all prior period EPS data presented. The Company has adopted SFAS 128. The adoption of SFAS 128 did not have a significant impact on the Company's consolidated financial condition or results of operations.


                             BUSINESS OF THE COMPANY

GENERAL

         The Company was incorporated under the laws of the State of Georgia on March 30, 1995 for the purpose of operating as a bank holding company and owns 100% of the outstanding capital stock of the Bank. The Company was organized as a mechanism to enhance the Bank's ability to serve its future customers' requirements for financial services. The holding company structure will provide flexibility for expansion of the Company's banking business through acquisition of other financial institutions and provision of additional banking-related services which the traditional commercial bank may not provide under present laws. For example, banking regulations require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to the capital adequacy guidelines of the Federal Reserve Board, and contribute them to the capital of the Bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.

         The Company has no present plans to acquire any operating subsidiaries; however, it is expected that the Company may make acquisitions in the event such acquisitions are deemed to be in the best interests of the Company and its shareholders. Such acquisitions, if any, will be subject to certain regulatory approvals and requirements. See "SUPERVISION AND REGULATION."

PREMISES

         The Company's main office is located in the same building as the Bank's facilities. See "BUSINESS OF THE BANK - Facilities."


                              BUSINESS OF THE BANK

BACKGROUND

         The Bank commenced operations on October 2, 1995 in a temporary facility located at 108 Washington Street in Thomasville, Georgia. On January 6, 1997, the Bank moved into its permanent facility located at 301 North Broad Street. The permanent facility contains approximately 8,500 square feet of finished space and an additional 2,000 square feet of unfinished space which may be built out in the future should the Bank require additional space for expansion. The building contains a lobby, vault, eight offices, four teller stations, three drive-in windows, a boardroom conference facility, a loan operations area, and an area for the Bank's bookkeeping operations.

         The Bank is a full service commercial bank, without trust powers. The Bank offers a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement and Keogh accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer/installment loans. In addition, the Bank provides such consumer services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit and automatic teller services.

MARKET AREA AND COMPETITION

         The market area of the Bank in Thomasville, Thomas County, Georgia has been experiencing steady growth in both jobs and banking deposits in recent years. Thomasville is the county seat of Thomas County, and contains approximately one-half of the county's population. Thomasville is a regional and commercial medical center for Southwest Georgia. Thomas County maintains a steady industrial and agricultural base, which has been expanding in recent years. The largest employers in the county include the John D. Archbold Memorial Hospital, Sunnyland Food (a food processing company) and Warners (foundation garments). Agricultural activities in the county are supported by the second largest fresh vegetable market in Georgia and a daily cash market for hogs, cattle and poultry.

         The population of Thomasville and Thomas County is approximately 18,500 and 42,500, respectively. The median household income in Thomas County in 1997 was $22,500 and the unemployment rate was 4.0% as of December, 1997. Real estate values in the Bank's market area have appreciated over the last five years.

         Competition among financial institutions in the Bank's primary service area is intense. There are six commercial banks with a total of nine branches in Thomasville and five additional branches in smaller communities in Thomas County. In addition, there is one savings and loan association in Thomasville. There are also five credit unions headquartered in Thomas County.

         Financial institutions primarily compete with one another for deposits. In turn, a bank's deposit base directly affects such bank's loan activities and general growth. Primary methods of competition include interest rates on deposits and loans, service charges on deposit accounts and the designing of unique financial services products. The Bank is competing with financial institutions which have much greater financial resources than the Bank, and which may be able to offer more and unique services and possibly better terms to their customers. However, the management of the Bank believes that the Bank will be able to attract sufficient deposits to enable the Bank to compete effectively with other area financial institutions.

         The Bank competes with existing area financial institutions other than commercial banks and savings and loan associations, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which have recently been invading the traditional banking markets. Due to the growth of the Thomasville area, it is anticipated that additional competition will continue from new entrants to the market.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL

         The following is a presentation of the average consolidated balance sheet of the Company for the years ended December 31, 1997 and 1996. This presentation includes all major categories of interest earning assets and interest bearing liabilities:

                           AVERAGE CONSOLIDATED ASSETS

                                                                            Year Ended             Year Ended
                                                                         December 31, 1997      December 31, 1996
                                                                         -----------------      -----------------

           Cash and due from banks...............................            $ 2,021,394            $ 1,318,633
                                                                             -----------            -----------

           Tax-exempt securities.................................            $    20,833            $        --

           Taxable securities....................................              3,453,476              2,627,339

           Federal funds sold....................................              3,410,003              4,064,993

           Net loans.............................................             43,598,375             23,506,716
                                                                             -----------            -----------

                 Total earning assets............................            $50,482,687            $30,199,048

           Other assets..........................................              3,033,250              1,724,470
                                                                             -----------            -----------

                 Total assets....................................            $55,537,331            $33,242,181
                                                                             ===========            ===========

            AVERAGE CONSOLIDATED LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                            Year Ended             Year Ended
                                                                         December 31, 1997      December 31, 1996
                                                                         -----------------      -----------------
           Non-interest bearing deposits.........................            $ 7,706,697            $ 5,569,694

           NOW and money market deposits.........................             17,021,767              9,387,399

           Savings deposits......................................                997,174                524,144

           Time deposits.........................................             22,894,694             11,873,927

           Other borrowings......................................                391,695                     --

           Other liabilities.....................................                369,874                152,969
                                                                             -----------            -----------

               Total liabilities.................................            $49,381,901            $27,508,133

           Stockholders' equity..................................              6,155,430              5,734,048
                                                                             -----------            -----------

               Total liabilities and
               stockholders' equity..............................            $55,537,331            $33,242,181
                                                                             ===========            ===========

         The following is a presentation of an analysis of the net interest earnings of the Company for the periods indicated with respect to each major category of interest earning asset and each major category of interest bearing liability:

                                             Year Ended December 31, 1997
                                         ------------------------------------
                                           Average       Interest     Average
               Assets                       Amount        Earned       Yield
                                         -----------    ----------    -------
         Tax-exempt securities ......    $    20,833    $    1,019    4.89%

         Taxable securities .........      3,453,476       200,271    5.80

         Federal funds sold .........      3,410,003       193,085    5.66

         Net loans ..................     43,598,375     4,175,214    9.58
                                         -----------    ----------    ----
                 Total earning assets    $50,482,687    $4,596,589    9.05%
                                         ===========    ==========    ====


                                                               Average       Interest     Average
                           Liabilities                          Amount        Expense      Cost
                                                             -----------    ----------    --------
         NOW and money market deposits ..................    $17,021,767    $  650,368       3.82%

         Savings deposits ...............................        997,174        34,740       3.48

         Time deposits ..................................     22,894,694     1,337,039       5.84

         Other borrowings ...............................        391,695        17,508       4.47
                                                             -----------    ----------       ----


                Total interest bearing liabilities......     $41,305,330    $2,039,655       4.94%
                                                             ===========    ==========       ====

         Net yield on earning assets.....................................................    5.01%
                                                                                             ----

-----------------------

(1)      During 1997, all loans were accruing interest.
(2) Interest earned on net loans includes $145,624 in loan fees and loan service fees.


                                                 Year Ended December 31, 1996
                                        -------------------------------------------
                                           Average         Interest         Average
                    Assets                 Amount           Earned           Yield
                    ------              -----------       ----------        -------
         Taxable securities ........    $ 2,627,339       $  153,611          5.85

         Federal funds sold ........      4,064,993          212,203          5.22

         Net loans .................     23,506,716(1)     2,234,844(2)       9.51
                                        -----------       ----------          ----

                Total earning assets    $30,199,048       $2,600,658          8.61%
                                        ===========       ==========          ----

                                                        Average        Interest       Average
                   Liabilities                           Amount         Expense        Cost
                                                      -----------     ----------      -------
         NOW and money market deposits ...........    $ 9,387,399     $  316,501       3.37%

         Savings deposits ........................        524,144         18,326       3.50

         Time deposits ...........................     11,873,927        682,218       5.75
                                                      -----------     ----------       ----

                Total interest bearing liabilities    $21,785,470     $1,017,045       4.67
                                                      ===========     ==========       ====

         Net yield on earning assets ...............................................   5.24%
                                                                                       ====

--------------------

(1)      During 1996, all loans were accruing interest.
(2) Interest earned on net loans includes $102,230 in loan fees and loan service fees.


RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

         The following presentation illustrates the effect of changes in the Bank's average balances and rates on the Bank's interest income, interest expense and net interest income for the years therein indicated.


                          RATE/VOLUME VARIANCE ANALYSIS


                                                                Year Ended December 31,
                                                                -----------------------
                                             1997 vs. 1996                                    1996 vs. 1995
                                          Increase (Decrease)                              Increase (Decrease)
                                          -------------------                              -------------------
                                                 Due to                                          Due to
                                                 ------                                          ------
                                       Volume             Rate           Total         Volume            Rate           Total
                                     ---------          --------       ---------     ----------       ----------      ----------
Interest earned on:
    Funds with escrow agent........ $       --          $     --       $      --     $  (58,685)             --       $  (58,685)
    Tax-exempt securities..........      1,019                --           1,019             --              --               --
    Taxable securities.............     47,964            (1,304)         46,660         83,041          44,559          127,600
    Federal funds sold.............    (40,091)           20,973         (19,118)       143,641          (9,329)         134,312
    Net loans......................  1,923,802            16,568       1,940,370      2,126,353         (81,113)       2,045,240
                                    ----------          --------      ----------     ----------       ---------       ----------
Total interest income.............. $1,932,694          $ 36,237      $1,968,931     $2,294,350       $ (45,883)      $2,248,467
                                    ==========          ========      ==========     ==========       =========       ==========

Interest paid on:
    NOW deposits and money
    market.........................   $286,780          $ 47,087      $  333,867     $  201,945       $  73,692       $  275,637
    Savings deposits...............     16,519              (105)         16,414         16,012             503           16,515

    Time deposits..................    643,961            10,860         654,821        650,972           2,839          653,811
    Other borrowings...............     17,508                --          17,508         (5,299)             --           (5,299)
                                    ----------          --------      ----------     ----------       ---------       ----------
Total interest expense............. $  964,768          $ 57,842      $1,022,610     $  863,630       $  77,034       $  940,664
                                    ==========          ========      ==========     ==========       =========       ==========
Change in net interest
income............................. $  967,926          $(21,605)     $  946,321     $1,430,720       $(122,917)      $1,307,803
                                    ==========          ========      ==========     ==========       =========       ==========


DEPOSITS

         The Bank offers a wide range of commercial and consumer interest bearing and non-interest bearing deposit accounts, including checking accounts, money market accounts, negotiable order of with drawal ("NOW") accounts, individual retirement accounts, certificates of deposit and regular savings accounts. The sources of deposits are residents, businesses and employees of businesses within the Bank's market area, obtained through the personal solicitation of the Bank's officers and directors, direct mail solicitation and advertisements published in the local media. The Bank pays competitive interest rates on time and savings deposits. In addition, the Bank has implemented a service charge fee schedule competitive with other financial institutions in the Bank's market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and the like.

         The following tables detail the average balances of various types of deposit accounts for the years ended December 31, 1997 and 1996.


Interest-Bearing Deposits

                                                Year Ended December 31, 1997
                                                ----------------------------

                                        Average     Percentage     Total      Average
                                        Balance      of Total     Interest     Cost
                                        -------     ----------    --------    -------
                                             (Dollar amounts in thousands)
Non-interest bearing demand deposits    $ 7,707       15.9%       $   --         --
NOW and money market deposits            17,022       35.0%          650       3.82%
Savings deposits                            997        2.1%           35       3.48%
Time deposits                            22,895       47.0%        1,337       5.84%
                                        -------      -----        ------       ----
Total deposits                          $48,621      100.0%       $2,022       4.16%
                                        =======      =====        ======       ====

                                                Year Ended December 31, 1996
                                                ----------------------------

                                        Average     Percentage     Total      Average
                                        Balance      of Total     Interest     Cost
                                        -------     ----------    --------    -------
                                             (Dollar amounts in thousands)
Non-interest bearing demand deposits    $ 5,570       20.4%       $   --         --
NOW and money market deposits             9,387       34.3%          317       3.37%
Savings deposits                            524        1.9%           18       3.50%
Time deposits                            11,874       43.4%          682       5.75%
                                        -------      -----        ------       ----
Total deposits                          $27,355      100.0%       $1,017       3.72%
                                        =======      =====        ======       ====

         The maturities of certificates of deposit and individual retirement accounts of $100,000 or more as of December 31, 1997 were as follows:

                                                                                    (In thousands)

    Three months or less                                                                $ 3,157
    Over three months through six months                                                  4,551
    Over six months through twelve months                                                 3,291
    Over twelve months                                                                    1,508
                                                                                        -------
                                                   Total                                $12,507
                                                                                        =======

LOAN PORTFOLIO

         The Bank engages in a full complement of lending activities, including commercial, consumer/ installment and real estate loans. As of March 31, 1998, the Bank's loan portfolio consisted of 30.9% commercial and agricultural loans, 10.6% consumer/installment loans and 58.5% real estate loans (3.3% construction and 55.2% mortgage).

         The following is a description of each of the major categories of loans in the Bank's loan portfolio:

         Commercial Loans. Commercial lending is directed principally towards businesses whose demands for funds fall within the Bank's legal lending limits and which are potential deposit customers of the Bank. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Particular emphasis is placed on loans to small and medium-sized businesses. The loans in this category are short term, usually 90-days to 1 year in length. The Bank's commercial loans are secured by various types of collateral, including: equipment, inventory, commercial real estate and personal endorsements. Commercial loans are generally considered by management as having greater risk than other categories of loans in the Bank's portfolio. Management believes, however, that the secured condition of the preponderant portion of its commercial loan portfolio greatly reduces the risk of loss inherently present in commercial loans. Accordingly, the Bank, because of the risks associated with commercial lending, requires a higher percentage of equity in the collateral. For inventory and equipment, the loan to value ratio is 75%. To further mitigate the risks associated with this category of loans, the Bank maintains current credit files on all borrowers with loans that are personally endorsed. These files consist of current financial statements, credit reports and tax returns.

         Real Estate - Construction. These loans are made for the construction of single family residences in the Bank's market area. The term of the construction loan is usually 120 days, with permanent financing for purchase or refinancing available. The risk in construction lending is dependent upon the performance of the builder in building the project to the plans and specifications of the borrower and the Bank's ability to administer and control all phases of the construction disbursements. Due to such risks, these loans are closely monitored by lending personnel and require a loan to value ratio of 80%.

         Real Estate - Mortgage. This loan category consists of residential first and second mortgage loans, granted to qualified individuals for the purpose of purchasing or refinancing single family homes. Due to the knowledge that the Bank's lending personnel have of the borrowers and of the local residential real estate market, this type of loan represents very little risk to the Bank. Loan to value ratios on residential real estate loans average 80%, but the Bank's loan policy allows for a maximum of 90% loan to value on loans secured by first mortgages.

         Consumer/Installment Loans. These loans are granted to individuals for consumer purposes including automobile financing, personal household uses, recreation and short term residential real estate financing. These loans are generally granted for periods ranging between one and five years and require monthly payments by the borrower. The maximum loan to value ratio for automobile financing is 80%. The Bank considers such consumer purpose monthly payment loans to be both a useful product to attract customers, as well as a profitable earning asset. Loss or decline of income by the borrower due to layoffs, divorce or unexpected medical expenses represent unplanned occurrences that may represent risk of default to the Bank. Such risks of consumer lending, however, are mitigated by the extensive experience that the Bank's lending personnel have in this area of lending. Included in the Bank's lending personnel is Mr. Hodges, who has 11 years of experience and Mr. Lutes, who has 20 years of experience.

         While risk of loss in the Bank's loan portfolio is primarily tied to the credit quality of the various borrowers, risk of loss may also increase due to factors beyond the Bank's control, such as local, regional and/or national economic downturns. General conditions in the real estate market may also impact the relative risk in the Bank's real estate portfolio. Such risks, however, are mitigated by the fact that the Bank's lending personnel have extensive experience in the Bank's primary market area of Thomas County, Georgia, coupled with the fact that the economy of Thomas County has been stable with slow economic growth.

         Management of the Bank originates loans and participates with other banks with respect to loans which exceed the Bank's lending limits. Management of the Bank does not believe that loan participations necessarily pose any greater risk of loss than loans which the Bank originates. See "--Correspondent Banking."

         Major classifications of loans as of December 31, 1997 and 1996 were as follows:


                                                       December 31, 1997              December 31, 1996
                                                   -------------------------      ------------------------
                                                     Amount    % Total Loans       Amount    % Total Loans
                                                    --------   -------------      --------   -------------
                                                               (Dollar amounts in thousands)

Commercial, financial and
agricultural ...................................    $ 16,848        31.1%         $ 16,484        49.2%
Real estate-construction .......................       1,778         3.3%            1,135         3.4%
Real estate-mortgage ...........................      29,825        55.1%           11,749        35.0%
Installment and other loans to
individuals ....................................       5,661        10.5%            4,172        12.4%
                                                    --------       -----          --------       -----
Subtotal .......................................      54,112       100.0%           33,539       100.0%
Allowance for loan losses ......................        (645)         --              (447)         --
                                                    --------       -----          --------       -----
Total Loans (net of allowances) ................    $ 53,467       100.0%         $ 33,092       100.0%
                                                    ========       =====          ========       =====

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES

         The table below presents the maturities and repricing schedule of commercial, financial and agricultural loans as well as real estate construction loans outstanding as of December 31, 1997 and 1996. At maturity, loans periodically may be renewed with principal reductions at interest rates appropriate at the time of renewal.


                                                                      December 31,
                                                                   ------------------
                                                                    1997       1996
                                                                   -------    -------
                                                                     (In thousands)
Fixed rate loans with a remaining maturity of:
    One year or less ..........................................    $ 7,080    $ 6,271
    Over one year through five years ..........................      4,828      4,609
    Over five years ...........................................         --         --
                                                                   -------    -------
                  Total fixed rate loans ......................    $11,908    $10,880
                                                                   -------    -------
Floating rate loans with a repricing frequency of:
     One year or less .........................................    $ 3,948    $ 3,843
     Over one year through five years .........................      2,432      2,636
     Over five years ..........................................        337        620
                                                                   -------    -------
                  Total floating rate loans ...................      6,717      6,739
                                                                   -------    -------
                                                    Total loans    $18,625    $17,619
                                                                   =======    =======


NON-ACCRUAL AND PAST DUE LOANS

           As of December 31, 1997 and 1996 all loans were accruing interest, no accruing loans were contractually past due 90 days or more as to principal and interest payments and no loans were defined as "troubled debt restructurings."

           As of December 31, 1997, except for nine loans in the amount of $680,000 which were classified as special mention, there were no loans not disclosed above that are classified for regulatory purposes as doubtful, substandard or special mention which (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. There are no loans not disclosed above where known information about possible credit problems of borrowers causes management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms.

           Accrual of interest is discontinued on a loan when management of the Bank determines upon consideration of economic and business factors affecting collection efforts that collection of interest is doubtful. At December 31, 1997, all loans were accruing interest.

           Unless the Board of Directors of the Bank approves otherwise, it is the policy of the Bank that loans past due 90 days or more, or those involved in bankruptcy proceedings, be placed in non-accrual status. In order to receive the Board of Directors' approval not to place a loan in non-accrual status, the loan must be well secured by readily marketable collateral with sufficient liquidation value to protect the Bank from loss and the loan must be in the process of collection.

SUMMARY OF LOAN LOSS EXPERIENCE

           Changes in the allowance for loan losses were as follows:


                                        Years ended December 31,
                                       -------------------------
                                          1997           1996
                                       ---------      ---------
                                     (Dollar amounts in thousands)
Balance, beginning of period ......    $ 447,626      $ 110,000
                                       ---------      ---------
Charge-offs:
Installments and other
loans to individuals ..............      (31,005)        (8,374)
Recoveries ........................        3,292             --
                                       ---------      ---------

Net charge-offs ...................      (27,713)        (8,374)
Additions charged to operations ...      225,000        346,000
                                       ---------      ---------
Balance, end of period ............    $ 644,913      $ 447,626
                                       =========      =========
Ratio of net charge-offs during the
period to average loans outstanding
during the period .................          .06%           .04%
                                       =========      =========


ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

         In considering the adequacy of the Bank's allowance for possible loan losses, management has focused on the fact that as of March 31, 1998, 30.9% of outstanding loans are in the category of commercial loans, which includes commercial real estate loans and agricultural loans. Commercial loans are generally considered by management as having greater risk than most other categories of loans in the Bank's loan portfolio. However, over 91% of these commercial loans as of March 31, 1998 were made on a secured basis. Management believes that the secured condition of the preponderant portion of its commercial loan portfolio greatly reduces the risk of loss inherently present in commercial loans.

         The Bank's consumer loan portfolio, which comprised 10.6% of the Bank's total loan portfolio as of March 31, 1998, is also well secured. As of March 31, 1998, the majority of the Bank's consumer loans were secured by collateral primarily consisting of automobiles, and other personal property. Management believes that these loans involve less risk than other categories of loans.

         Construction loans are generally considered by management as having the greatest amount of risk. Comprising 5.6% of the Bank's real estate loan portfolio as of March 31, 1998, construction loans represent a relatively small proportion of the total Bank's loan portfolio. All of the Bank's construction loans are made on a secured basis. Management believes that the secured condition of these loans mitigates the risk of loss inherent in construction loans.

         Real estate mortgage loans constituted 94.4% of the Bank's real estate loan portfolio as of March 31, 1998. All loans in this category represent real estate mortgages where the amount of the original loan generally does not exceed 80% of the appraised value of the collateral. These loans are considered by management to be well secured with a low risk of loss.

         The Board of Directors of the Bank monitors the loan portfolio quarterly to enable it to evaluate the adequacy of the allowance for loan losses. The loans are rated and the reserve established based on the assigned rating. The provision for loan losses charged to operating expenses is based on this established reserve. Factors considered by the Board of Directors of the Bank in rating the loans include delinquent loans, underlying collateral value, payment history and local and general economic conditions affecting collectibility.

         As of December 31, 1997, the loan loss reserve was allocated as follows:

                                                                  Amount     % Total Loans
                                                                  ------     -------------
                                                            (Dollar amounts in thousands)
Commercial, financial and
  agricultural (Primarily Single Payment)......................   $215,000       31.1%
Consumer (Primarily Installment) ..............................     78,000       10.5
Real Estate - Construction ....................................     28,000        3.3
Real Estate - Mortgage ........................................    295,000       55.1
Unallocated ...................................................     28,913        N/A
                                                                  --------      -----
                                        Total..................   $644,913      100.0%
                                                                  ========      =====


INVESTMENTS

         As of March 31, 1998, federal funds and investment securities comprised approximately 10.2% of the Bank's assets, with gross loans comprising approximately 84.1% of the Bank's assets. The Bank invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States, mortgage backed securities and obligations, other taxable securities and in certain obligations of states and municipalities. The Bank also enters into Federal funds transactions with its principal correspondent banks, and primarily acts as a net seller of such funds. The sale of Federal funds amounts to a short-term loan from the Bank to another bank.

         The amortized cost and estimated market values of investments in debt securities as of December 31, 1997 and 1996 are as follows:


                                                                    Securities
                                                                 Available for Sale
                                                                --------------------

                                                         December 31, 1997      December 31, 1996
                                                      ----------------------  --------------------
                                                      Estimated      Percent   Estimated   Percent
                                                        Market         of       Market       of
                                                        Value         Total     Value       Total
                                                      ----------     -------   ---------   -------
                                                             (Dollar amounts in thousands)
Obligations of U.S
  Treasury and other U.S. agencies ...............    $    3,529          84   $ 2,487      93.8%
Tax-exempt securities ............................           500        11.9%       --        --
Federal Reserve Bank Stock .......................           165         3.9       165       6.2%
                                                      ----------        ----   -------     -----
                                             Total    $    4,194         100   $ 2,652     100.0%
                                                      ==========        ====   =======     =====

         The amortized cost and estimated market value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

         The following is summary of maturities of securities available-for-sale as of December 31, 1997:

                                                 Securities
                                             Available for Sale
                                             -------------------
                                             Amortized    Fair       Average
           Maturity                             Cost      Value       Yields
           --------                            ------     ------       ----
                                              (Dollar amounts in thousands)
Federal Reserve Bank Stock, no maturity ...    $  165     $  165       6.0%
                                               ------     ------       ----
Obligations of U.S. Treasury and other U.S.
agencies:
         0-1 year .........................       696        696       5.76
         Over 1 through 5 years ...........     2,821      2,833       5.90
                                               ------     ------       ----
Total Treasury and U.S. agency securities .     3,517      3,529       5.87
                                               ------     ------       ----
Tax-exempt securities:
         Over 10 years ....................       500        500       7.41%
                                               ------     ------       ----
                           Total ..........    $4,182     $4,194       6.06%
                                               ======     ======       ====

         As of December 31, 1997, the Bank had not identified any of its securities as held to maturity. In addition, and with the exception of the U.S. Treasury and U.S. government agencies securities shown above, the Bank did not have investments with a single issuer exceeding, in the aggregate, 10% of the Bank's stockholders' equity.

RETURN ON EQUITY AND ASSETS

         The following table presents certain profitability, return and capital ratios as of the end of the past two fiscal years.

                                                Years ended December 31,
                                                ------------------------
        Ratio                               1997                       1996
        -----                               ----                       ----
Return on Average Assets                     1.01%                      .73%
Return on Average Equity                      9.1%                      4.2%
Dividend Payout                                --                        --
Equity to Assets                             11.1%                     17.2%

SHORT TERM BORROWINGS

         There was no category of short term borrowings for which the average balance outstanding during the years ended December 31, 1997 and 1996 exceeded 30% of stockholders' equity.

FACILITIES

         Until January 6, 1997, the Bank operated out of a temporary facility located at 108 Washington Street in Thomasville, Georgia. On January 6, 1997, the Bank moved to its permanent facility located at 301 North Broad Street. The building contains approximately 8,500 square feet of finished space which was constructed at a cost of approximately $1,050,000. The building also contains an additional 2,000 square feet of unfinished space which may be built out in the future should the Bank require additional space for expansion. The building contains a lobby, a vault, eight offices, four teller stations, three drive-in windows, a boardroom conference facility, a loan operations area, and an area for the Bank's bookkeeping operations.

         In March 1997, the Bank purchased property for a branch office on the northeast side of Thomasville. Construction is underway on a 2,400 square foot facility and is expected to be completed in September 1998. The building will contain four teller stations, three drive-in windows and a drive-up automated teller machine as well as sufficient office space for a manager and customer service representatives.

ASSET/LIABILITY MANAGEMENT

         It is the objective of the Bank to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain of the officers of the Bank are responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of the Bank seeks to invest the largest portion of the Bank's assets in commercial, consumer and real estate loans.

         The Bank's asset/liability mix is monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the Bank's Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on the Bank's earnings.

CORRESPONDENT BANKING

         Correspondent banking involves the providing of services by one bank to another bank which cannot provide that service for itself from an economic or practical standpoint. The Bank is required to purchase correspondent services offered by larger banks, including check collections, purchase of Federal Funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks. Such correspondent arrangements are governed, in part, by the provisions of 12 C.F.R. 32.107 and O.C.C. Banking Circular 181 (Rev.) (August 2, 1984).

         The Bank sells loan participations to correspondent banks with respect to loans which exceed the Bank's lending limit. As compensation for services provided by a correspondent, the Bank may maintain certain balances with such correspondents in non-interest bearing accounts. At December 31, 1997 the Bank had outstanding participations totaling $3,043,389.

DATA PROCESSING

         The Bank has entered into a data processing servicing agreement with First National Bank of Grady County. This servicing agreement provides for the Bank to receive a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment lending data processing, payroll, central information file and ATM processing and investment portfolio accounting.

YEAR 2000

         The Company is currently evaluating its computer systems as well as those of its data processing vendor to determine whether modifications and expenditures will be necessary to make its systems as well as those of its vendor compliant with Year 2000 requirements. These requirements have arisen due to the widespread use of computer programs that rely on two-digit date codes to perform computations or decision-making functions. Many of these programs may fail as a result of their inability to properly interpret date codes beginning January 1, 2000. For example, such programs may misinterpret "00" as the year 1900 rather than 2000. In addition, some equipment, being controlled by microprocessor chips, may not deal appropriately with the year "00." The Company believes that its systems are currently Year 2000 compliant and does not believe that material expenditures will be necessary to implement any further modifications. However, there can be no assurance that unforeseen difficulties or costs will not arise. In addition, there can be no assurance that the systems of other companies on which the Company's systems rely will be modified on a timely basis, or that the failure by another company to properly modify its systems will not negatively impact the Company's systems or operations.

EMPLOYEES

         The Bank presently employs four persons on a part-time basis and 25 persons on a full-time basis, including five officers. The Bank will hire additional persons as needed, including additional tellers and financial service representatives.

MONETARY POLICIES

         The results of operations of the Bank will be affected by credit policies of monetary authorities, particularly the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Bank.

                           SUPERVISION AND REGULATION

         The Company and the Bank operate in a highly regulated environment, and their business activities are governed by statute, regulation and administrative policies. The business activities of the Company and the Bank are closely supervised by a number of federal regulatory agencies, including the Federal Reserve Board, the OCC, the Georgia Banking Department and the FDIC.

         The Company is regulated by the Federal Reserve Board under the federal Bank Holding Company Act, which requires every bank holding company to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of the voting shares of any bank or all or substantially all of the assets of a bank, and before merging or consolidating with another bank holding company. The Federal Reserve Board (pursuant to regulation and published policy statements) has maintained that a bank holding company must serve as a source of financial strength to its subsidiary banks. In adhering to the Federal Reserve Board policy, the Company may be required to provide financial support to a subsidiary bank at a time when, absent such Federal Reserve Board policy, the Company may not deem it advisable to provide such assistance.

         Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which became effective in November 1994, the restrictions on interstate acquisitions of banks by bank holding companies were repealed on September 29, 1995, such that the Company and any other bank holding company located in Georgia is able to acquire a bank located in any other state, and a bank holding company located outside Georgia can acquire any Georgia-based bank, in either case subject to certain deposit percentage and other restrictions. The legislation also provides that, unless an individual state elects beforehand either (i) to accelerate the effective date or (ii) to prohibit out-of-state banks from operating interstate branches within its territory, on or after June 1, 1997, adequately capitalized and managed bank holding companies will be able to consolidate their multistate bank operations into a single bank subsidiary and to branch interstate through acquisitions. De novo branching by an out-of-state bank would be permitted only if it is expressly permitted by the laws of the host state. The authority of a bank to establish and operate branches within a state will continue to be subject to applicable state branching laws. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act, the State of Georgia has recently adopted an interstate banking statute that, beginning on June 1, 1997, removed the existing restrictions on the ability of banks to branch interstate through mergers, consolidations and acquisitions.

         A bank holding company is generally prohibited from acquiring control of any company which is not a bank and from engaging in any business other than the business of banking or managing and controlling banks. However, there are certain activities which have been identified by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto and thus permissible for bank holding companies, including the following activities: acting as investment or financial advisor to subsidiaries and certain outside companies; leasing personal and real property or acting as a broker with respect thereto; providing management consulting advice to nonaffiliated banks and nonbank depository institutions; operating collection agencies and credit bureaus; acting as a futures commission merchant; providing data processing and data transmission services; acting as an insurance agent or underwriter with respect to limited types of insurance; performing real estate appraisals; arranging commercial real estate equity financing; providing securities brokerage services; and underwriting and dealing in obligations of the United States, the states and their political subdivisions. In determining whether an activity is so closely related to banking as to be permissible for bank holding companies, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce such benefits to the public as greater convenience, increased competition and gains in efficiency that outweigh such possible adverse effects as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices. Generally, bank holding companies are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board.

         The Company is also regulated by the Georgia Banking Department under the Georgia Bank Holding Company Act, which requires every Georgia bank holding company to obtain the prior approval of the Georgia Commissioner of Banking before acquiring more than 5% of the voting shares of any bank or all or substantially all of the assets of a bank, or before merging or consolidating with any other bank holding company. A Georgia bank holding company is generally prohibited from acquiring ownership or control of 5% or more of the voting shares of any bank unless the bank being acquired is either a bank for purposes of the federal Bank Holding Company Act of 1956, or a federal or state savings and loan association or a savings bank or federal savings bank whose deposits are insured by the federal deposit insurance program and such bank has been in existence and continuously operating as a bank for a period of five years or more prior to the date of acquisition.

         As a national bank, the Bank is subject to the supervision of the OCC and, to a limited extent, the FDIC and the Federal Reserve Board. With respect to expansion, national banks situated in the State of Georgia are generally prohibited from establishing branch offices or facilities outside of the county in which such main office is located, except (i) in adjacent counties in certain situations, or (ii) by means of a merger, consolidation or sale of assets. The Georgia Legislature has recently adopted legislation which reduces the limitations imposed on banks situated in the State of Georgia to establish branch offices. The new law permits a Georgia bank to establish three new or additional branch banks, de novo, in any county within the State of Georgia beginning on July 1, 1996, in addition to establishing branch offices or facilities in adjacent counties and by merger or consolidation. Moreover, beginning on July 1, 1998, a bank located in the State of Georgia will be permitted to establish new or additional branch banks anywhere in the state by relocation of the parent bank or another branch bank, or by merger, consolidation, or purchase of assets and assumption of liabilities involving another parent bank or branch bank.

         The Bank is also subject to the Georgia banking and usury laws restricting the amount of interest which it may charge in making loans or other extensions of credit. In addition, the Bank, as a subsidiary of the Company, is subject to restrictions under federal law in dealing with the Company and other affiliates, if any. These restrictions apply to extensions of credit to an affiliate, investments in the securities of an affiliate and the purchase of assets from an affiliate.

         Loans and extensions of credit by national banks are subject to legal lending limitations. Under federal law, a national bank may grant unsecured loans and extensions of credit in an amount up to 15% of its unimpaired capital and surplus to any person if the loans and extensions of credit are not fully secured by collateral having a market value at least equal to their face amount. In addition, a national bank may grant loans and extensions of credit to a single person up to 10% of its unimpaired capital and surplus, provided that the transactions are fully secured by readily marketable collateral having a market value determined by reliable and continuously available price quotations, at least equal to the amount of funds outstanding. This 10% limitation is separate from, and in addition to, the 15% limitation for unsecured loans. Loans and extensions of credit may exceed the general lending limit if they qualify under one of several exceptions. Such exceptions include certain loans or extensions of credit arising from the discount of commercial or business paper, the purchase of bankers' acceptances, loans secured by documents of title, loans secured by U.S. obligations and loans to or guaranteed by the federal government.

         Both the Company and the Bank are subject to regulatory capital requirements imposed by the Federal Reserve Board and the OCC. In 1989, both the Federal Reserve Board and the OCC issued new risk-based capital guidelines for bank holding companies and banks which make regulatory capital requirements more sensitive to differences in risk profiles of various banking organizations. The capital adequacy guidelines issued by the Federal Reserve Board are applied to bank holding companies on a consolidated basis with the banks owned by the holding company. The Comptroller's risk capital guidelines apply directly to national banks regardless of whether they are a subsidiary of a bank holding company. Both agencies' requirements (which are substantially similar), provide that banking organizations must have capital equivalent to 8% of weighted risk assets. The risk weights assigned to assets are based primarily on credit risks. Depending upon the riskiness of a particular asset, it is assigned to a risk category. For example, securities with an unconditional guarantee by the United States government are assigned to the lowest risk category. A risk weight of 50% is assigned to loans secured by owner-occupied one to four family residential mortgages, provided that certain conditions are met. The aggregate amount of assets assigned to each risk category is multiplied by the risk weight assigned to that category to determine the weighted values, which are added together to determine total risk-weighted assets. Both the Federal Reserve Board and the OCC have also implemented new minimum capital leverage ratios to be used in tandem with the risk-based guidelines in assessing the overall capital adequacy of banks and bank holding companies. Under these rules, banking institutions are required to maintain a ratio of 3% "Tier 1" capital to total assets (net of goodwill). Tier 1 capital includes common shareholders equity, noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries.

         Both the risk-based capital guidelines and the leverage ratio are minimum requirements, applicable only to top-rated banking institutions. Institutions operating at or near these levels are expected to have well-diversified risk, high asset quality, high liquidity, good earnings and in general, have to be considered strong banking organizations, rated composite 1 under the CAMEL rating system for banks. Institutions with lower ratings and institutions with high levels of risk or experiencing or anticipating significant growth would be expected to maintain ratios 100 to 200 basis points above the stated minimums.

         The OCC has amended the risk-based capital guidelines applicable to national banks in an effort to clarify certain questions of interpretation and implementation, specifically with regard to treatment of originated and purchased mortgage servicing rights and other intangible assets. The Comptroller's guidelines provide that intangible assets are generally deducted from Tier 1 capital in calculating a bank's risk-based capital ratio. However, certain intangible assets which meet specified criteria ("qualifying intangibles") such as mortgage servicing rights are retained as a part of Tier 1 capital. The OCC currently maintains that only mortgage servicing rights and purchased credit card relationships meet the criteria to be considered qualifying intangibles. The OCC's guidelines formerly provided that the amount of such qualifying intangibles that may be included in Tier 1 capital was strictly limited to a maximum of 25% of total Tier 1 capital. The OCC has amended its guidelines to increase the limitation on such qualifying intangibles from 25% to 50% of Tier 1 capital and further to permit the inclusion of purchased credit card relationships as a qualifying intangible asset.

         In addition, the OCC has adopted rules which clarify treatment of asset sales with recourse not reported on a bank's balance sheet. Among assets affected are mortgages sold with recourse under Fannie Mae, Freddie Mac and Farmer Mac programs. The rules clarify that even though those transactions are treated as asset sales for bank Call Report purposes, those assets will still be subject to a capital charge under the risk-based capital guidelines.

         The OCC, the Federal Reserve Board and the FDIC recently adopted final regulations revising their risk-based capital guidelines to further ensure that the guidelines take adequate account of interest rate risk. Interest rate risk is the adverse effect that changes in market interest rates may have on a bank's financial condition and is inherent to the business of banking. Under the new regulations, when evaluating a bank's capital adequacy, the agency's capital standards now explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates. The exposure of a bank's economic value generally represents the change in the present value of its assets, less the change in the value of its liabilities, plus the change in the value of its interest rate off-balance sheet contracts. Concurrently, the agencies issued a joint policy statement to bankers, effective June 26, 1996, to provide guidance on sound practices for managing interest rate risk. In the policy statement, the agencies emphasize the necessity of adequate oversight by a bank's Board of Directors and senior management and of a comprehensive risk management process. The policy statement also describes the critical factors affecting the agencies' evaluations of a bank's interest rate risk when making a determination of capital adequacy. The agencies' risk assessment approach used to evaluate a bank's capital adequacy for interest rate risk relies on a combination of quantitative and qualitative factors. Banks that are found to have high levels of exposure and/or weak management practices will be directed by the agencies to take corrective action.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "Act"), enacted on December 19, 1991, provides for a number of reforms relating to the safety and soundness of the deposit insurance system, supervision of domestic and foreign depository institutions and improvement of accounting standards. One aspect of the Act involves the development of a regulatory monitoring system requiring prompt action on the part of banking regulators with regard to certain classes of undercapitalized institutions. While the Act does not change any of the minimum capital requirements, it directs each of the federal banking agencies to issue regulations putting the monitoring plan into effect. The Act creates five "capital categories" ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized") which are defined in the Act and which will be used to determine the severity of corrective action the appropriate regulator may take in the event an institution reaches a given level of undercapitalization. For example, an institution which becomes "undercapitalized" must submit a capital restoration plan to the appropriate regulator outlining the steps it will take to become adequately capitalized. Upon approving the plan, the regulator will monitor the institution's compliance. Before a capital restoration plan will be approved, any entity controlling a bank (i.e., holding companies) must guarantee compliance with the plan until the institution has been adequately capitalized for four consecutive calendar quarters. The liability of the holding company is limited to the lesser of five percent of the institution's total assets or the amount which is necessary to bring the institution into compliance with all capital standards. In addition, "undercapitalized" institutions will be restricted from paying management fees, dividends and other capital distributions, will be subject to certain asset growth restrictions and will be required to obtain prior approval from the appropriate regulator to open new branches or expand into new lines of business.

         As an institution drops to lower capital levels, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the institution may engage and ultimately providing for the appointment of a receiver for certain institutions deemed to be critically undercapitalized.

         The Act also provides that banks have to meet new safety and soundness standards. In order to comply with the Act, the Federal Reserve Board, the OCC and the FDIC have adopted regulations defining operational and managerial standards relating to internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits.

         Both the capital standards and the safety and soundness standards which the Act seeks to implement are designed to bolster and protect the deposit insurance fund.

         In response to the directive issued under the Act, the regulators have established regulations which, among other things, prescribe the capital thresholds for each of the five capital categories established by the Act. The following table reflects the capital thresholds:


                                                    Total Risk -            Tier 1 Risk -          Tier 1
                                                    Based Capital           Based Capital         Leverage
                                                       Ratio                  Ratio                 Ratio
                                                    -------------           -------------         ---------
         Well capitalized(1)                             10%                      6%                   5%
         Adequately Capitalized(1)                        8%                      4%                   4%(2)
         Undercapitalized(4)                            < 8%                    < 4%                 < 4%(3)
         Significantly Undercapitalized(4)              < 6%                    < 3%                 < 3%
         Critically Undercapitalized                     --                      --                  < 2%(5)
                                                                                                     -

---------------------------

(1)      An institution must meet all three minimums.
(2) 3% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.
(3) < 3% for composite 1-rated institutions, subject to appropriate federal banking agency guidelines.
(4) An institution falls into this category if it is below the specified capital level for any of the three capital measures.
(5)      Ratio of tangible equity to total assets.

         As a national bank, the Bank is subject to examination and review by the OCC. This examination is typically completed on-site at least annually and is subject to off-site review at call. The OCC, at will, can access quarterly reports of condition, as well as such additional reports as may be required by the national banking laws.

         On July 1, 1995, the State of Georgia enacted an interstate banking statute which authorizes bank holding companies located throughout the United States to acquire banks and bank holding companies located in Georgia under certain conditions. Such legislation has had the effect of increasing competition among financial institutions in the Bank's market area and in the State of Georgia generally.

         As a bank holding company, the Company is required to file with the Federal Reserve Board an annual report of its operations at the end of each fiscal year and such additional information as the Federal Reserve Board may require pursuant to the Act. The Federal Reserve Board may also make examinations of the Company and each of its subsidiaries.

         The scope of regulation and permissible activities of the Company and the Bank is subject to change by future federal and state legislation. In addition, regulators sometimes require higher capital levels on a case-by-case basis based on such factors as the risk characteristics or management of a particular institution. The Company and the Bank are not aware of any attributes of their operating plan that would cause regulators to impose higher requirements.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The directors and executive officers of the Company and the Bank are as follows:

                                                              Position with
                   Name                                          Company
----------------------------------------     -----------------------------------------
            Charles A. Balfour                              Class I Director
        Clifford S. Campbell, Jr.                           Class I Director
            Stephen H. Cheney                    President, Chief Executive Officer and
                                                            Class I Director
              David A. Cone                                  Bank Director
         Charles E. Hancock, M.D.                          Class II Director
          Charles H. Hodges, III                 Executive Vice President and Class II
                                                                Director
            Harold L. Jackson                              Class II Director
             David O. Lewis                                   Bank Director
         Charles W. McKinnon, Jr.                          Class III Director
             Randall L. Moore                                Bank Director
             Diane W. Parker                                 Bank Director
          Cochran A. Scott, Jr.                            Class III Director
        Richard L. Singletary, Jr.                         Class III Director

           The Company has a classified Board of Directors whereby one-third of the members will be elected each year at the Company's Annual Meeting of Shareholders. Upon such election, each director of the Company will serve for a term of three years. The Company's officers are appointed by the Board of Directors and hold office at the will of the Board.

           CHARLES A. BALFOUR, age 34, served as Vice President of Balfour Pulpwood Company, Inc., a family-owned business, from 1989 to 1994 and since 1994, has served as President. From 1992 to January 1995, he served on the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. He is presently a member of the Balfour Foundation, which supports a wide array of community and charitable organizations.

           CLIFFORD S. CAMPBELL, JR., age 69, has been retired since 1989. From 1969 to 1989, he was the Chairman, President and Chief Executive Officer of C&S Bank of Thomas County and subsequently C&S National Bank - Thomasville. For fifteen years prior to 1969, Mr. Campbell held numerous positions with both Trust Company Bank of Georgia in Atlanta and the C&S Bank of Albany. Mr. Campbell remains active in numerous civic affairs. He is currently a member of the Board of Directors and past Chairman of Archbold Medical Center. He also serves on the Boards of Thomasville Rotary Club, Thomas County Historical Society and the Thomasville/Thomas County Chamber of Commerce, each of which he is past President. Mr. Campbell also served as a member of the Thomasville City Board of Education.

           STEPHEN H. CHENEY, age 40, has served as President of the Company since its inception in March 1995. Mr. Cheney joined Trust Company Bank of South Georgia, N.A. in February 1985, and from 1987 to January 1995, served as President of the Thomasville Division. From 1981 to 1985, Mr. Cheney spent two years with an accounting firm and two years in private business. In addition to his profession, Mr. Cheney is presently Chairman of the Board of the Thomasville Y.M.C.A., President of Thomasville Team 2000 and a member of the Thomasville Payroll Development Authority. He is also past Chairman of the Thomasville/Thomas County Chamber of Commerce and former Vice Chairman of the Thomasville Housing Authority.

           DAVID A. CONE, age 33 is the President of Cone Machinery, Inc., a manufacturer of sawmill equipment. He has served as President of this company for eight years, previously serving as Vice President and Sales Manager. He joined the Board of Directors of Thomasville National Bank in May 1996. He currently serves on the Board of Directors of the Thomasville/Thomas County Chamber of Commerce, the YMCA, and is a member of the Thomasville Kiwanis Club. He is also on the Thomasville/Thomas County Recreation Advisory Board.

           CHARLES E. HANCOCK, M.D., age 38, is a Board Certified Orthopedic Surgeon in private practice in Thomasville, Georgia at the Thomasville Orthopedic Center. He is a member of The American Academy of Orthopedic Surgeons. Dr. Hancock is also affiliated with the Archbold Medical Center and the Medical Association of Georgia. He is also Chairman and CEO of Affiliated Physicians, a physicians practice management company based in Thomasville.

           CHARLES H. HODGES, III, age 33, has served as Executive Vice President of the Company since its inception in January 1995. Mr. Hodges joined C&S National Bank (now NationsBank) in Atlanta, Georgia in March 1986, and was promoted to Credit Manager in the Factoring Division where he served until July 1987. From July 1987 to January 1995, he served as Vice President of the Thomasville Division of Trust Company Bank of South Georgia, N.A. In addition, Mr. Hodges serves as treasurer and board member of several key organizations, including United Way, Downtown Development Authority, and Thomasville/Thomas County Chamber of Commerce.

           HAROLD L. JACKSON, age 49, is the President and General Manager of Petroleum Products, Inc., a distributor of fuel and oil products to retail, industrial and agricultural customers throughout South Georgia. From 1992 to January 1995, Mr. Jackson served as a member of the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. He is also a member and past President of the Thomasville Shriners Club and is a member of the Masonic Lodge.

           DAVID O. LEWIS, age 67, joined the Board of Directors of Thomasville National Bank in September, 1997. Mr. Lewis is a retired senior buyer for General Electric. He is past President of the

Minority Business and Professional Association. He currently serves on the Board of Trustees of Thomas College and is also a member of the Board of the Thomasville Cultural Center, the Historical Society, the Humane Society and the Heritage Foundation.

           CHARLES W. MCKINNON, JR., age 63, is the Owner/Broker of First Thomasville Realty, Ltd., one of the largest real estate companies in Southwest Georgia. He has been actively involved in selling and developing shopping centers, food stores, office buildings and warehouses. His civic and professional leadership roles, past and present, include City Commissioner, director of NationsBank, director of Industrial Development for City of Thomasville, director of Thomasville/Thomas County Chamber of Commerce, member of Georgia Development Council, lifetime membership in Thomasville Area Board's Million Dollar Club, Real Estate Leaders of America, International Council of Shopping Centers, National Association of Realtors, and Farm and Land Institute.

           RANDALL MOORE, age 38 is the President of Moore and Porter of Thomasville, Inc., a wholesaler of fruits and vegetables. He has served in the capacity for 10 years. He joined the Board of Directors of Thomasville National Bank in May 1996. He currently serves on the Board of Governors of Glen Arven Country Club.

           DIANE W. PARKER, age 57, is the owner of The Gift Shop, Ltd. She joined the Board of Directors of Thomasville National Bank in September 1997. She is also Vice-President of Williams & Parker LLC and The Williams Family Foundation of Georgia. She is a past Vice-Chairman of the Thomasville Antiques Show and Thomasville Antiques Show Foundation, Inc. Board member.

           COCHRAN A. SCOTT, JR., age 42, has served as President of Scott Hotels, Inc., a hotel management and development company, since 1996 and from 1987 to 1995 was the President of C.A. Scott Construction Co., a commercial contracting firm specializing in roofing systems. Mr. Scott served on the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A. for six years until resigning in January 1995. He is presently a member of the Board of Directors of the Thomasville/Thomas County Chamber of Commerce, City of Thomasville Contractor Board and the Board of Governors of Glen Arven Country Club.

           RICHARD L. SINGLETARY, JR., age 38, joined First National Bank of Atlanta in 1982 where he advanced to Commercial Loan Officer before leaving to work for Sing Oil Company in 1985. After Sing Oil Company was sold to Amoco Oil Company in 1990, he began developing residential and multi-family real estate in Tallahassee, Florida. Currently, he is the President of four development companies. Mr. Singletary is also a member of the Thomasville City Council, The Brookwood School Board of Directors, and is a former member of the Advisory Board of Directors of Trust Company Bank of South Georgia, N.A.

           There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

           The Company is not subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended December 31, 1997, 1996 and 1995 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer. Certain information contained in the table has been restated to give effect to the two-for-one common stock split paid on February 28, 1998 (the "Split"). None of the other executive officers of the Company had total annual salary and bonus which exceeded $100,000 during the last fiscal year.


                           Summary Compensation Table

                                       Annual Compensation           Long Term Compensation
                                  ------------------------------    ------------------------
                                                                     Restricted    Number of
Name and Principal                                                     Stock       Options      All Other
Position                          Year       Salary       Bonus        Awards      Awarded      Compensation(1)
------------------                ----      -------      ------     -----------    ---------    ------------
Stephen H. Cheney                 1997      $82,500      $25,500    $2,264(2)(3)        --         $2,910
   President and Chief            1996       75,000       15,000     1,899(2)(4)        --          1,250
   Executive Officer              1995       65,500           --       450(2)       15,000             --

------------------

(1)  Represents matching contributions under the Company's 401(k) plan.
(2) Represents earned but unissued shares, as adjusted for the Split, of restricted stock granted at various times during fiscal 1997, 1996 and 1995 pursuant to the directors' deferred compensation plan. Because there is no organized trading market for the Common Stock, the dollar value of the restricted stock awarded in 1997 and 1996 was computed by reference to the average book value of the Common Stock during the respective year and the dollar value of the restricted stock awarded in 1995 was computed by reference to the offering price per share of the Common Stock in its initial public offering completed in 1995. See "--Compensation of Directors."
(3) During fiscal 1997, Mr. Cheney earned, as adjusted for the Split, an aggregate of 420 shares of restricted Common Stock pursuant to the directors' deferred compensation plan, the fair market value of which was $2,264 as of December 31, 1997. Because there is no organized trading market for the Common Stock, fair market value was calculated by reference to the book value of the Common Stock as of December 31, 1997 ($5.39 per share as adjusted for the Split). See "--Compensation of Directors."
(4) During fiscal 1996, Mr. Cheney earned, as adjusted for the Split, an aggregate of 390 shares of restricted Common Stock pursuant to the directors' deferred compensation plan, the fair market value of which was $1,899 as of December 31, 1996. Because there is no organized trading market for the Common Stock, fair market value was calculated by reference to the book value of the Common Stock as of December 31, 1996 ($4.87 per share as adjusted for the Split). See "--Compensation of Directors."


EMPLOYMENT AGREEMENTS

         On January 14, 1998, the Company and the Bank entered into a four-year employment agreement with Stephen H. Cheney, pursuant to which Mr. Cheney is paid an annual salary of $101,000, which may be increased at the discretion of the Board of Directors of the Bank based on the performance of the Bank as determined by a formula as set forth in Mr. Cheney's employment agreement. The employment agreement provides for the grant of stock options to acquire 30,000 shares of Common Stock at a purchase price equal to $5.00 per share. Such options will become exercisable at the rate of 6,000 shares per year so long as Mr. Cheney remains employed by the Bank and shall remain exercisable for ten years after the date of initial grant.

         Mr. Cheney's employment agreement further provides that Mr. Cheney shall receive the use of an automobile and such other benefits as the Company generally makes available to its senior executives.

         Mr. Cheney's employment agreement also contains a non-compete and non-solicitation provision which provide that through the actual date of termination of the Employment Agreement and for a period of five years thereafter, Mr. Cheney shall not, without the prior written consent of the Company. be employed in the banking business in any capacity within Thomas County, Georgia. Mr. Cheney has also agreed that during such period, he will not, without the prior written consent of the Bank, employ or attempt to employ any employees of the Bank or cause an employee of the Bank to work elsewhere.

         In addition, Mr. Cheney's employment agreement provides that the Company may terminate Mr. Cheney's employment agreement for any reason upon majority vote of the Board of Directors of the Company and the Bank.

         On January 14, 1998, the Company and the Bank entered into a four-year employment agreement with Charles H. Hodges, III, containing identical provisions to the employment agreement entered into with Mr. Cheney, except that Mr. Hodges' annual salary is $82,000 per year, which will be increased at the discretion of the Board of Directors of the Bank based on the performance of the Bank as determined by a formula set forth in Mr. Hodges' employment agreement. All the other provisions of Mr. Hodges' employment agreement are identical to Mr. Cheney's.

         No other officers or directors of the Company have received any cash compensation for services to the Company.

COMPENSATION OF DIRECTORS

         In March 1996 the Board of Directors of the Company approved a deferred compensation plan (the "Directors' Plan") for the Company's directors calling for the issuance of restricted stock grants to directors to compensate each director for each Board meeting and Committee meeting attended. The Directors' Plan provides that each director is deemed to have earned shares of restricted stock in the amount of five shares (10 shares as adjusted for the Split) of the Company's Common Stock for each Bank and each Company Committee meeting attended and ten shares (20 shares as adjusted for the Split) for each Bank and each Company Board of Directors meeting attended. The shares of restricted stock earned pursuant to the terms of the Directors' Plan do not vest and will not be granted until the earlier to occur of either the retirement of the director from the Company's Board of Directors or a change in control of the Company. One of the Company's directors has elected not to participate in the Directors' Plan and has elected to receive in lieu of restricted stock $100 for each Bank and Company Board of Directors meeting attended and $50 for each Bank and Company Committee meeting attended. During fiscal 1997, an aggregate of 3,000 shares (as adjusted for the Split) of restricted stock were earned under the Directors' Plan.

STOCK OPTIONS

         No stock options were granted to the Chief Executive Officer during the fiscal year ended December 31, 1997. The following table presents information regarding the value of unexercised options held at December 31, 1997 by Stephen
H. Cheney. No stock options were exercised and there were no SARs outstanding during fiscal 1997.

                                       Number of
                                  Unexercised Options            Value of Unexercised
                                       at FY-End                 In-the-Money Options
                                          (#)                         at FY-End
                                   ------------------             -------------------
                                       Exercisable/                  Exercisable/
Name                                  Unexercisable               Unexercisable (1)
----                               ------------------             -------------------
Stephen H. Cheney                     18,000/12,000                  $7,020/$4,680
    President and Chief
    Executive Officer

--------------------

(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's Common Stock at December 31, 1997 and the exercise price of such options. Because no organized trading market exists for the Common Stock of the Company, the fair market value was computed by reference to the book value of the Common Stock as of December 31, 1997 ($5.39 per share as adjusted for the Split).


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information as of June 1, 1998 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group.


                     Name of                                  Number of                    Percent of
                 Beneficial Owner                             Shares(1)                      Total
         ------------------------------------               --------------                 ----------
         Charles A. Balfour                                   20,000 (2)                      1.7%
         Clifford S. Campbell, Jr.                             2,300 (3)                       *
         Stephen H. Cheney                                    58,026 (4)                      4.8%
         Charles E. Hancock, M.D.                             20,000                          3.1%
         Charles H. Hodges, III                               37,722 (5)                      2.6%
         Harold L. Jackson                                    20,000                          1.7%
         Charles W. McKinnon, Jr.                             20,000 (6)                      1.7%
         Cochran A. Scott, Jr.                                31,300 (7)                      2.6%
         Richard L. Singletary, Jr.                           80,400 (8)                      6.7%
                                                             -------                         ----
                  All Directors and Officers
                  as a Group (9 persons)                     289,748                         24.2%

*  Less than 1% of outstanding shares.

---------------

(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule

    13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 1,200,000 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 1,200,000 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.
(2) Includes 4,000 shares held by Mr. Balfour as custodian for his children.
(3) Represents shares held in Mr. Campbell's individual retirement account.
(4) Includes 18,000 shares subject to presently exercisable stock options, 5,904 shares held in Mr. Cheney's individual retirement account, 722 shares held in Mr. Cheney's wife's individual retirement account and 30,000 shares held in Mr. Cheney's father's individual retirement account for the benefit of Mr. Cheney.
(5) Includes 18,000 shares subject to presently exercisable stock options, 10,088 shares held in Mr. Hodges' individual retirement account, 1,654 shares held by Mr. Hodges as custodian for his children and 5,800 shares owned jointly with his wife.
(6) Includes 12,200 shares held in Mr. McKinnon's individual retirement account.
(7) Includes 21,300 shares held by Mr. Scott as custodian for his children and 10,000 shares held in Mr. Scott's individual retirement account.
(8) Includes 5,246 shares held in Mr. Singletary's individual retirement account, 7,800 shares held as custodian for his children, 10,000 shares owned by Mr. Singletary's wife and 9,486 shares held in Mr. Singletary's wife's individual retirement account. Mr. Singletary's address is 102 Chukkars Drive, Thomasville, Georgia 31792.


                              CERTAIN TRANSACTIONS

         The Bank extends loans from time to time to certain of its directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Bank and do not involve more than the normal risks of collectibility or present other unfavorable features.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $1.00 par value of which 1,200,000 shares are presently issued and outstanding.

COMMON STOCK

         The holders of Common Stock are entitled to elect the members of the Board of Directors of the Company and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company. No holder of any class of stock of the Company has preemptive rights with respect to the issuance of shares of that or any other class of stock and the Common Stock is not entitled to cumulative voting rights with respect to the election of directors.

         The holders of Common Stock are entitled to dividends and other distributions if, as, and when declared by the Board of Directors out of assets legally available therefor. Upon the liquidation, dissolution or winding up of the Company, the holder of each share of Common Stock will be entitled to share equally in the distribution of the Company's assets. The holders of Common Stock are not entitled to the benefit of any sinking fund provision. The shares of Common Stock of the Company are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company. All outstanding shares of each class of Common Stock are, and the shares to be outstanding upon completion of this offering will be, fully paid and nonassessable.

CERTAIN ANTI-TAKEOVER PROVISIONS IN ARTICLES OF INCORPORATION

         Classified Board of Directors. The Board of Directors of the Company presently consists of nine directors. The directors are divided into three classes, designated Class I, Class II and Class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Company's Class I directors expires at the Company's 1999 annual meeting of shareholders; the term of the Company's Class II directors expires at the Company's 2000 annual meeting of shareholders; and the term of the Company's Class III directors expires at the Company's 2001 annual meeting of shareholders. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting will be elected for a three-year term. If the number of directors is changed, an increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his predecessor. Except in the case of removal from office, any vacancy on the Board of Directors, will be filled by a majority vote of the remaining directors then in office.

         Because the Company has a classified Board of Directors, as many as two consecutive annual meetings of shareholders may be required to replace a majority of the number of the Company's Board of Directors and thus gain control of the Company. As a consequence, the classified Board of Directors makes it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

         Requirement for Supermajority Approval of Transactions. The Company's Articles of Incorporation contain provisions requiring supermajority approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The Articles of Incorporation require the affirmative vote or consent of the holders of at least two-thirds (662/3%) of the shares of each class of common stock of the Company entitled to vote in elections of directors to approve any merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, exchange of securities requiring shareholder approval or liquidation of the Company ("Covered Transaction"), if any person who together with his affiliates and associates owns beneficially 5% or more of any voting stock of the Company ("Interested Person") is a party to the transaction; provided that such approval is not required if three-fourths (75%) of the entire Board of Directors of the Company has approved the transaction. In addition, the Articles of Incorporation require the separate approval by the holders of at least two-thirds (662/3%) of the shares of each class of stock of the Company entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by an Interested Person, of any merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, or exchange of securities requiring shareholder approval ("Business Combination"), if an Interested Person is a party to such transaction; provided, that such approval is not required if (a) the consideration to be received by the holders of the stock of the Company meets certain minimum levels determined by a formula contained in the Articles of Incorporation (generally the highest price paid by the Interested Person for any shares which he has acquired), (b) there has been no reduction in the average dividend rate from that which obtained prior to the time the Interested Person became such, and (c) the consideration to be received by shareholders who are not Interested Persons shall be paid in cash or in the same form as the Interested Person previously paid for shares of such class of stock. These Articles of the Company's Articles of Incorporation may be amended, altered or repealed only by the affirmative vote or consent of the holders of not less than two-thirds (662/3%) of the shares of each class of stock of the Company entitled to vote in elections of directors.

         Constituency Considerations. The Company's Articles of Incorporation provide for the right of the Company Board to consider the interests of various constituencies, including employees, customers, suppliers and creditors of the Company as well as the communities in which the Company is located, in addition to the interests of the Company and its shareholders, in discharging its duties in determining what is in the Company's best interests.

         The effect of these provisions is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

         The State of Georgia has statutory provisions relating to business combinations between a Georgia corporation and an "interested shareholder" that outline the statutory requirements to effect such transactions. However, the law provides that these sections only apply if the corporation specifically provides in its bylaws that such requirements are applicable. The Company has not so provided in its bylaws and, therefore, these statutory anti-takeover provisions do not apply to the Company.

         Limitation of Directors' Liability. The Company's Articles of Incorporation eliminate, subject to certain exceptions, the personal liability of directors to the Company or its shareholders for monetary damages for breaches of such directors' duty of care or other duties as a director. The Articles of Incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) any appropriation, in violation of the director's duties, of any business opportunity of the Company,
(ii) acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions or (iv) any transaction from which the director received an improper benefit. In addition, the Company's Bylaws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in, or not opposed to, the best interests of the Company, and with respect to criminal proceedings, if the director had no reasonable cause to believe his or her conduct was unlawful. These provisions of the Articles of Incorporation and Bylaws generally limit the remedies available to a shareholder who is dissatisfied with a decision by the Company protected by these provisions. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which the Company or the Bank is a party or of which any of their properties are subject; nor are there material proceedings known to the Company to be contemplated by any governmental authority; nor are there material proceedings known to the Company, pending or contemplated, in which any director, officer or affiliate or any principal security holder of the Company, or any associate of any of the foregoing is a party or has an interest adverse to the Company or the Bank.

                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of Common Stock offered hereby will be passed upon for the Company by Smith, Gambrell & Russell, LLP Atlanta, Georgia, counsel to the Company.


                                     EXPERTS

         The financial statements of Thomasville Bancshares, Inc. for the fiscal years ended December 31, 1997 and 1996 included herein and elsewhere in the Registration Statement have been included herein and in the Registration Statement in reliance upon the reports of Francis & Co. CPAs, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2 (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules thereto, which may be inspected, without change, at the public reference facilities of the Commission maintained by the Commission at its principal office located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at Seven World Trade Center, New York, New York 10048 and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, upon payment of prescribed fees. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are necessarily summaries of such documents. All material elements of the contracts and documents referenced herein are disclosed in the Prospectus. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

         The Company intends to furnish its shareholders with annual reports containing financial statements audited by independent accountants and with quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                        Page No.
THOMASVILLE BANCSHARES, INC.

Independent Auditors' Report.........................................................................    F-2

Balance Sheets, March 31, 1998 and December 31, 1997.................................................    F-3

Consolidated Statements of Income, March 31, 1998 and 1997 and
     December 31, 1997 and 1996......................................................................    F-4

Consolidated Statements of Changes in Shareholders' Equity From Inception
     December 31, 1995 to March 31, 1998.............................................................    F-5

Consolidated Statements of Cash Flows, March 31, 1998 and 1997 and
     December 31, 1997 and 1996......................................................................    F-6

Notes to Financial Statements........................................................................    F-7

                           FRANCIS & CO., CPAS [LOGO]

                        Report of Independent Accountants

Board of Directors
Thomasville Bancshares, Inc.
Thomasville, Georgia

                  We have audited the accompanying consolidated balance sheet of Thomasville Bancshares, Inc., (the "Company"), and subsidiary as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Thomasville Bancshares, Inc., and subsidiary at December 31, 1997 and the consolidated results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

Atlanta, Georgia                                        /s/ FRANCIS & CO., CPAS
February 12, 1998

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                   As of             As of
                                                              March 31, 1998    December 31, 1997
                                                              --------------    -----------------
                                                               (Unaudited)
Cash and due from banks                                       $    1,611,332    $       2,447,683
Federal funds sold, net (Note 3)                                   3,043,071            1,582,269
                                                              --------------    -----------------
  Total cash and cash equivalents                             $    4,654,403    $       4,029,952
Securities:  (Notes 2 & 4)
 Available-for-sale at fair value                                  4,201,125            4,194,219
Loans, net  (includes loans of $3,112,417 (March 31, 1998)
 and $3,066,426 (December 31, 1997) to insiders)
  (Notes 2, 5, 6 & 13)                                            59,225,720           53,466,913
Property and equipment, net  (Notes 2 & 7)                         2,460,254            2,484,979
Other assets                                                         935,636              718,426
                                                              --------------    -----------------
  Total Assets                                                $   71,477,138    $      64,894,489
                                                              ==============    =================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

 Deposits
  Non-interest bearing deposits                               $    9,639,758    $       9,334,294
  Interest bearing deposits                                       54,467,292           48,668,118
                                                              --------------    -----------------
       Total deposits  (Note 9)                               $   64,107,050    $      58,002,412
Other liabilities                                                    683,118              423,684
                                                              --------------    -----------------
  Total Liabilities                                           $   64,790,168    $      58,426,096
                                                              --------------    -----------------

Commitments and Contingencies  (Note 8)

Shareholders' Equity:  (Notes 1, 13 & 15)
 Common stock, 1.00 par value, 10,000,000 shares
  authorized; 1,200,000 shares issued and outstanding         $    1,200,000    $       1,200,000
 Paid-in-capital                                                   5,418,801            5,418,801
Retained earnings/(deficit)                                           54,943             (158,338)
 Unrealized gain/(loss) on securities, net                            13,226                7,930
                                                              --------------    -----------------
   Total Shareholders' Equity                                 $    6,686,970    $       6,468,393
                                                              --------------    -----------------
   Total Liabilities and Shareholders' Equity                 $   71,477,138    $      64,894,489
                                                              ==============    =================


            Refer to notes to the consolidated financial statements.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                        CONSOLIDATED STATEMENTS OF INCOME

                                                  For the three months        For the year ended
                                                     ended March 31,             December 31,
                                                    1998         1997         1997         1996
                                                 ----------   ----------   ----------   ----------
Interest Income:                                      (Unaudited)
 Interest and fees on loans (Note 2)             $1,336,981   $  824,448   $4,175,214   $2,234,844
 Interest on investment securities                   57,422       40,880      201,290      153,611
 Interest on federal funds sold                      23,109       37,922      193,085      212,203
                                                 ----------   ----------   ----------   ----------
     Total interest income                       $1,417,512   $  903,250   $4,569,589   $2,600,658
Interest Expense:
 Interest on deposits and borrowings (Note 10)   $  652,667   $  397,684   $2,039,655   $1,017,045
                                                 ----------   ----------   ----------   ----------
Net interest income                                 764,845      505,566    2,529,934    1,583,613
Provision for possible loan losses (Note 6)          45,000       36,000      225,000      346,000
                                                 ----------   ----------   ----------   ----------
Net interest income after provision for
  possible loan losses                           $  719,845   $  469,566   $2,304,934   $1,237,613
                                                 ----------   ----------   ----------   ----------

Other Income:
 Service fees on deposit accounts                $   18,531   $   12,596   $  269,808   $  148,977
 Miscellaneous, other                                91,614       64,446      112,948       43,738
                                                 ----------   ----------   ----------   ----------
     Total other income                          $  110,145   $   77,042   $  382,756   $  192,715
                                                 ----------   ----------   ----------   ----------

Other Expenses:
  Salaries                                       $  194,407   $  139,316   $  636,051   $  451,919
  Employee benefits                                  55,427       41,234      242,590      129,182
  Supplies and printing                              11,573       19,151       52,669       56,089
  Advertising and public relations                   23,526       66,950      210,625       80,652
  Legal and professional                              1,394            0       67,167       56,844
  Depreciation and amortization                      38,955       15,106      145,314       88,035
  Other operating expenses (Note 11)                131,827       94,223      365,611      316,408
                                                 ----------   ----------   ----------   ----------
     Total other expenses                        $  457,109   $  375,980   $1,720,027   $1,179,129
                                                 ----------   ----------   ----------   ----------

Income before income tax                         $  372,881   $  170,628   $  967,663   $  251,199
Income tax (Notes 2 & 12)                           159,600       72,500      406,006       10,001
                                                 ----------   ----------   ----------   ----------

Net Income                                       $  213,281   $   98,128   $  561,657   $  241,198
                                                 ==========   ==========   ==========   ==========

Basic earnings per share (Note 2)                $      .18   $      .08   $      .47   $      .20
                                                 ==========   ==========   ==========   ==========
Diluted earnings per share (Note 2)              $      .17   $      .08   $      .46   $      .20
                                                 ==========   ==========   ==========   ==========


            Refer to notes to the consolidated financial statements.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                    FROM DECEMBER 31, 1995 TO MARCH 31, 1998

                                                                                        Unrealized
                                             Common Stock        Paid-In-    Retained   Securities
                                          Shares    Par Value    Capital     Earnings      Gains       Total
                                         ---------  ----------  ----------  ---------   ----------   ----------
Balance, December 31, 1995               1,200,000  $1,200,000  $5,372,407  $(961,193)  $   10,626   $5,621,840
                                         ---------  ----------  ----------  ---------   ----------   ----------

Net income, 1996                                --          --          --    241,198           --      241,198

Net unrealized losses, securities               --          --          --         --      (16,781)     (16,781)
                                         ---------  ----------  ----------  ---------   ----------   ----------

Balance, December 31, 1996               1,200,000  $1,200,000  $5,372,407  $(719,995)  $   (6,155)  $5,846,257
                                         ---------  ----------  ----------  ---------   ----------   ----------

Net income, 1997                                --          --          --    561,657           --      561,657

Net unrealized gains, securities                --          --          --         --       14,085       14,085

Stock options, restricted stock                 --          --      46,394         --           --       46,394
                                         ---------  ----------  ----------  ---------   ----------   ----------


Balance, December 31, 1997               1,200,000  $1,200,000  $5,418,801  $(158,338)  $    7,930   $6,468,393
                                         ---------  ----------  ----------  ---------   ----------   ----------

Net income, Jan-Mar, `98 (Unaudited)            --          --          --    213,281           --      213,281

Net unrealized gains, sec. (Unaudited)          --          --          --         --        5,296        5,296
                                         ---------  ----------  ----------  ---------   ----------   ----------

Balance, March 31, 1998 (Unaudited)      1,200,000  $1,200,000  $5,418,801  $  54,943   $   13,226   $6,686,970
                                         =========  ==========  ==========  =========   ==========   ==========







            Refer to notes to the consolidated financial statements.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  For the three months ended        For the year ended
                                                           March 31,                   December 31,
                                                    1998            1997            1997            1996
                                                 ------------    ------------    ------------    ------------
                                                          (Unaudited)

Cash flows from operating activities:

  Net income                                     $    213,281    $     98,128    $    561,657    $    241,198
  Adjustments to reconcile net income to
    net cash provided by operating activities:

        Provision for loan losses                $     45,000    $     36,000    $    225,000    $    346,000
        Depreciation and amortization                  38,955          15,106         145,314          88,035
        Net accretion on securities                    (4,415)          4,140          (5,196)          5,804
   (Increase) in receivables and other assets        (217,210)        (68,361)       (263,143)       (288,086)
   Increase in payables and other liabilities         259,434         423,202         215,295         149,867
                                                 ------------    ------------    ------------    ------------
Net cash provided by operating activities        $    335,045    $    508,215    $    878,927    $    542,818
                                                 ------------    ------------    ------------    ------------

Cash flows from investing activities:

  Purchase of securities                         $         --    $ (1,014,063)   $ (2,222,938)   $ (1,020,179)
  Maturity of securities                                   --              --         700,000       1,000,000
  (Increase) in loans, net                         (5,803,807)     (4,537,989)    (20,600,295)    (22,605,081)
  Purchase of premises and equipment                  (11,425)       (516,033)       (705,264)     (1,346,620)
                                                 ------------    ------------    ------------    ------------
Net cash used in investing activities            $ (5,815,232)   $ (6,068,085)   $(22,828,497)   $(23,971,880)
                                                 ------------    ------------    ------------    ------------

Cash flows from financing activities:

  Options, restricted stock                      $         --    $         --    $     46,394    $         --
  Increase in deposits                              6,104,638       4,793,222      20,304,893      22,289,053
                                                 ------------    ------------    ------------    ------------
Net cash provided by financing activities        $  6,104,638    $  4,793,222    $ 20,351,287    $ 22,289,053
                                                 ------------    ------------    ------------    ------------

Net (decrease) in cash and cash equivalents      $    624,451    $   (766,648)   $ (1,598,283)   $ (1,140,009)
Cash and cash equivalents, beginning of period      4,029,952       5,628,235       5,628,235       6,768,244
                                                 ------------    ------------    ------------    ------------
Cash and cash equivalents, end of period         $  4,654,403    $  4,861,587    $  4,029,952    $  5,628,235
                                                 ============    ============    ============    ============

Supplemental Information:

Income taxes paid                                $         --    $         --    $    452,400    $     10,001

Interest paid                                    $    687,167    $    465,065    $  1,957,072    $    920,719


            Refer to notes to the consolidated financial statements.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 1 - ORGANIZATION OF THE BUSINESS

         Thomasville Bancshares, Inc., Thomasville, Georgia (the "Company") was organized in January, 1995 to serve as a holding company for a proposed de novo bank, Thomasville National Bank, Thomasville, Georgia (the "Bank"). In a public offering conducted during 1995, the Company sold and issued 600,000 shares of its own $1.00 par value common stock. Proceeds from such sale amounted to $5,972,407, net of selling expenses. The Company purchased 100 percent of the Bank's shares by injecting $4.8 million into the Bank's capital accounts immediately prior to commencement of banking operations on October 2, 1995. Subsequently, the Company injected an additional $700,000 into the Bank's capital accounts. The Bank's deposits are each insured up to $100,000 by the Federal Deposit Insurance Corporation.

NOTE 2 - SUMMARY OF  SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation and Reclassification. The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to the current year presentation. Such reclassifications had no impact on net income or shareholders' equity.

         Basis of Accounting. The accounting and reporting policies of the Company conform to generally accepted accounting principles and to general practices in the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans.

         Unaudited Financial Statements. The financial statements as of March 31, 1998 and for the three - month periods ended March 31, 1998 and 1997 are unaudited. However, in the opinion of management the above financial statements include all adjustments considered necessary to a fair presentation. Operating results for the three - month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         Stock Dividend. During the first calendar quarter of 1998, the Company declared and effected a 100% stock dividend. All historical presentations concerning earnings per share and number of shares outstanding were restated to reflect the above stock dividend.

         Investment Securities. The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investment in Debt and Equity Securities" ("SFAS 115"). SFAS 115 requires investments in equity and debt securities to be classified into three categories:

         1. Held-to-maturity securities. These are securities which the Company has the ability and intent to hold until maturity. These securities are stated at cost, adjusted for amortization of premiums and the accretion of discounts. As of December 31, 1997 and 1996, the Company had no securities in this category.

         2. Trading securities. These are securities which are bought and held principally for the purpose of selling in the near future. Trading securities are reported at fair market value, and related unrealized gains and losses are recognized in the income statement. As of December 31, 1997 and 1996, the Company had no securities in this category.

         3. Available-for-sale securities. These are securities which are not classified as either held-to-maturity or as trading securities. These securities are reported at fair market value. Unrealized gains and losses are reported, net of tax, as separate components of shareholders' equity. Unrealized gains and losses are excluded from the income statement.

         A decline below cost in the fair value of any available-for-sale or held-to-maturity security that is deemed other than temporary results in a charge to income and the establishment of a new cost basis for the security.

         Purchase premiums and discounts on investment securities are amortized and accreted to interest income using the level yield method on the outstanding principal balances. In establishing the accretion of discounts and amortization of premiums, the Company utilizes market based prepayment assumptions. Interest and dividend income are recognized when earned. Realized gains and losses for securities sold are included in income and are derived using the specific identification method for determining the costs of securities sold.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         Loans, Interest and Fee Income on Loans. Loans are stated at the principal balance outstanding. Unearned discount, unamortized loan fees and the allowance for possible loan losses are deducted from total loans in the statement of condition. Interest income is recognized over the term of the loan based on the principal amount outstanding. Points on real estate loans are taken into income to the extent they represent the direct cost of initiating a loan. The amount in excess of direct costs is deferred and amortized over the expected life of the loan.

         Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full or timely collection of interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. When a loan is placed on non-accrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Loans are returned to accruing status only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

         The Company adopted the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting for Impairment of a Loan - Income Recognition and Disclosure." These standards require impaired loans to be measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the note agreement. Cash receipts on impaired loans which are accruing interest are applied to principal and interest under the contractual terms of the loan agreement. Cash receipts on impaired loans for which the accrual of interest has been discontinued are applied to reduce the principal amount of such loans until the principal has been recovered and are recognized as interest income thereafter.

         Allowance for Loan Losses. The allowance for loan losses is established through provisions charged to operations. Such provisions are based on management's evaluation of the loan portfolio under current economic conditions, past loan loss experience, adequacy of underlying collateral, changes in the nature and volume of the loan portfolio, review of specific problem loans, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. Loans are charged off when, in the opinion of management, such loans are deemed to be uncollectible. Subsequent recoveries are added to the allowance.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses of loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

         Property and Equipment. Building, furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations, while major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and gain or loss is included in income from operations.

         Other Real Estate. Other real estate represents property acquired through foreclosure or in satisfaction of loans. Other real estate is carried at the lower of: (i) cost; or (ii) fair value less estimated selling costs. Fair value is determined on the basis of current appraisals, comparable sales and other estimates of value obtained principally from independent sources. Any excess of the loan balance at the time of foreclosure or acceptance in satisfaction of loans over the fair value of the real estate held as collateral is treated as a loan loss and charged against the allowance for loan losses. Gain or loss on sale and any subsequent adjustments to reflect changes in fair value and selling costs are recorded as a component of income. Costs of improvements to other real estate are capitalized, while costs associated with holding other real estate are charged to operations.

         Income Taxes. The consolidated financial statements have been prepared on the accrual basis. When income and expenses are recognized in different periods for financial reporting purposes and for purposes of computing income taxes currently payable, deferred taxes are provided on such temporary differences. The Company files a consolidated income tax return. Taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         Restriction on cash and due from banks: The Bank is required to maintain reserve funds in cash or on deposits with the Federal Reserve System. The required reserves at December 31, 1997 and 1996 were approximately $507,000 and $235,000, respectively.

         Statement of Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are purchased or sold for one day periods.

         Earnings Per Share ("EPS"): The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 establishes standards for computing and presenting EPS. Because the Company has a complex capital structure, it is required to report: (i) basic EPS; and (ii) diluted EPS. Basic EPS is defined as the amount of earnings available to each share of common stock outstanding during the reporting period. Diluted EPS is defined as the amount of earnings available to each share of common stock outstanding during the reporting period and to each share that would have been outstanding assuming the issuance of common stock for all dilutive potential common stock outstanding during the reporting period.

         Basic EPS is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed assuming the conversion of all warrants and options.

         For the year ended December 31, 1997, basic EPS and diluted EPS were computed as follows :



                                            Basic EPS                              Diluted EPS
                                    ---------------------------             ----------------------------
                                    Numerator       Denominator             Numerator        Denominator
                                    ---------       -----------             ---------        -----------
Net income                          $ 561,657                --             $ 561,657                 --
Weighted average shares                    --         1,200,000                                1,200,000
Options, warrants                                                                                 22,080
                                    ---------       -----------             ---------        -----------
   Totals                           $ 561,657         1,200,000             $ 561,657          1,222,080
                                    =========       ===========             =========        ===========

EPS                                 $     .47                               $     .46
                                    =========                               =========

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 3 - FEDERAL FUNDS SOLD

           The Bank is required to maintain legal cash reserves computed by applying prescribed percentages to its various types of deposits. When the Bank's cash reserves are in excess of the required amount, the Bank may lend the excess to other banks on a daily basis. At December 31, 1997 and 1996, the Bank sold $1,582,269 and $3,826,980, respectively, to other banks through the federal funds market.

NOTE 4 - SECURITIES AVAILABLE-FOR-SALE

         The amortized costs and estimated market values of securities available-for-sale as of December 31, 1997 follow:

                                                              Gross
                                                            Unrealized
                                      Amoritized     -------------------------       Estimated
Description                             Costs          Gains          Losses       Market Values
-----------                           ----------     ----------     ----------     -------------
U.S. Treasury securities              $3,517,204     $   13,074     $   (1,059)    $   3,529,219
FRB stock                                165,000             --             --           165,000
Tax exempt securities                    500,000             --             --           500,000
                                      ----------     ----------     ----------     -------------
    Total securities                  $4,182,204     $   13,074     $   (1,059)    $   4,194,219
                                      ==========     ==========     ==========     =============

         The amortized costs and estimated market values of securities available-for-sale as of December 31, 1996 follow:

                                                              Gross
                                                            Unrealized
                                      Amoritized     -------------------------       Estimated
Description                             Costs          Gains          Losses       Market Values
-----------                           ----------     ----------     ----------     -------------
U.S. Treasury securities              $2,496,325     $      852     $  (10,177)    $   2,487,000
FRB stock                                165,000             --             --     $     165,000
                                      ----------     ----------     ----------     -------------
    Total securities                  $2,661,325     $      852     $  (10,177)    $   2,652,000
                                      ==========     ==========     ==========     =============

         All national banks are required to hold FRB stock. No ready market exists for the FRB stock nor does the stock have a quoted market value. Accordingly, the FRB stock is reported at cost.

         The amortized costs and estimated market values of securities available-for-sale at December 31, 1997, by contractual maturity , are shown in the following chart. Expected maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


                                                     Amortized         Estimated
                                                       Costs          Market Values
                                                     ----------       -------------

Due in one year or less                              $  696,440       $     696,469
Due after one through five years                      2,820,764           2,832,750
Due after ten years                                     500,000             500,000
FRB stock (no maturity)                                 165,000             165,000
                                                     ----------       -------------
    Total securities                                 $4,182,204       $   4,194,219
                                                     ==========       =============

         There were no sales of securities during 1997 and 1996. At December 31, 1997 and 1996, there were $2,600,000 and $903,000, respectively, in U.S. Treasury securities pledged as collateral to secure public funds.

NOTE 5 - LOANS

         The composition of net loans by major loan category, as of December 31, 1997 and 1996, follows:


                                                             December 31,
                                                     ------------------------------
                                                         1997             1996
                                                     -------------    -------------
Commercial, financial, agricultural                  $  16,847,930    $  16,484,185
Real estate - construction                               1,777,493        1,134,858
Real estate - mortgage                                  29,825,224       11,748,699
Installment                                              5,661,179        4,171,502
                                                     -------------    -------------
Loans, gross                                         $  54,111,826    $  33,539,244
Deduct:
  Allowance for loan losses                               (644,913)        (447,626)
                                                     -------------    -------------
     Loans, net                                      $  53,466,913    $  33,091,618
                                                     =============    =============

         As of December 31, 1997 and 1996, all loans were accruing interest and none of the loans was impaired.

NOTE 6 - ALLOWANCE FOR POSSIBLE LOAN LOSSES

         The allowance for possible loan losses is a valuation reserve available to absorb future loan charge-offs. The allowance is increased by provisions charged to operating expenses and by recoveries of loans which were previously written-off. The allowance is decreased by the aggregate loan balances, if any, which were deemed uncollectible during the year.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         Activity within the allowance for loan losses account for the years ended December 31, 1997 and 1996 follows:

                                                        Years ended December 31,
                                                     ------------------------------
                                                          1997            1996
                                                     -------------    -------------
Balance, beginning of year                           $     447,626    $     110,000
Add:  Provision for loan losses                            225,000          346,000
Add:  Recoveries of previously charged
       off amounts                                           3,292               --
                                                     -------------    -------------
   Total                                             $     675,918    $     456,000
Deduct: Amount charged-off                                 (31,005)          (8,374)
                                                     -------------    -------------
Balance, end of year                                 $     644,913    $     447,626
                                                     =============    =============


NOTE 7 - PROPERTY AND EQUIPMENT

         Building, furniture and equipment are stated at cost less accumulated depreciation. Components of property and equipment included in the consolidated balance sheets at December 31, 1997 and 1996 follow:

                                                               December 31,
                                                     ------------------------------
                                                         1997              1996
                                                     -------------    -------------

Land                                                 $     582,983    $     582,983
Building                                                 1,476,921           85,988
Furniture, equipment                                       609,482          224,317
Construction in progress                                        --        1,077,695
                                                     -------------    -------------
   Property and equipment, gross                     $   2,669,386    $   1,970,983
Deduct:
    Accumulated depreciation                              (184,407)         (57,447)
                                                     -------------    -------------
    Property and equipment, net                      $   2,484,979    $   1,913,536
                                                     =============    =============

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         Depreciation expense for the years ended December 31, 1997 and 1996 amounted to $134,090 and $ 76,811, respectively. Depreciation is charged to operations over the estimated useful lives of the assets. The estimated useful lives and methods of depreciation for the principal items follow:

         Type of Asset                          Life in Years          Depreciation Method
         -------------                          -------------          -------------------
         Furniture and equipment                   3 to 7                    Straight-line
         Building                                    39                      Straight-line

NOTE 8 - COMMITMENTS AND CONTINGENCIES

         Please refer to Note 13 concerning warrants and options earned by directors and executive officers.

         Please refer to Note 14 concerning financial instruments with off-balance sheet risk.

NOTE 9 - DEPOSITS

         The following details deposit accounts at December 31, 1997 and 1996:

                                                              December 31,
                                                     ------------------------------
                                                         1997            1996
                                                     -------------    -------------
Non-interest bearing deposits                        $   9,334,294    $   6,815,217
Interest bearing deposits:
   NOW accounts                                          7,282,203        4,372,728
   Money market accounts                                14,014,321        7,841,663
   Savings                                               1,193,986          693,560
   Time, less than $100,000                             13,671,038        8,492,621
   Time, $100,000 and over                              12,506,570        9,481,730
                                                     -------------    -------------
       Total deposits                                $  58,002,412    $  37,697,519
                                                     =============    =============

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 10 - INTEREST ON DEPOSITS AND BORROWINGS

         A summary of interest expense for the years ended December 31, 1997 and 1996 follows:

                                                                   December 31,
                                                          ------------------------------
                                                               1997            1996
                                                          -------------    -------------
         Interest on NOW accounts                         $     148,381    $     103,902
         Interest on money market accounts                      501,987          212,599
         Interest on savings accounts                            34,740           18,326
         Interest on CDs under $100,000                         694,213          314,958
         Interest on CDs $100,000 and over                      642,826          367,260
         Interest, other borrowings                              17,508               --
                                                          -------------    -------------
            Total  interest on deposits and borrowings    $   2,039,655    $   1,017,045
                                                          =============    =============

NOTE 11 - OTHER OPERATING EXPENSES

         A summary of other operating expenses for the years ended December 31, 1997 and 1996 follows:


                                                                  December 31,
                                                          ------------------------------
                                                              1997             1996
                                                          -------------    -------------
Postage and delivery                                      $      32,924    $      25,087
Data processing                                                  33,519           24,749
Regulatory assessments                                           31,548           19,053
Taxes & insurance                                                45,685           23,007
Utilities & telephone                                            36,241           19,100
ATM fees                                                         27,290           21,153
Repairs, maint. & service contracts                              65,030           29,928
All other operating expenses                                     93,374          154,331
                                                          -------------    -------------
   Total other operating expenses                         $     365,611    $     316,408
                                                          =============    =============

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 12 - INCOME TAXES

         As of December 31, 1997 and 1996, the Company's provision for income taxes consisted of the following:



                                                                   December 31,
                                                          ------------------------------
                                                               1997            1996
                                                          -------------    -------------
Current                                                   $     457,500    $     107,896
Deferred                                                        (51,494)         (97,895)
                                                          -------------    -------------
Federal income tax expense                                $     406,006    $      10,001
                                                          =============    =============

Deferred income taxes consist of the following:

                                                               1997            1996
                                                          -------------    -------------
Provision for loan losses                                 $     (47,603)   $          --
Net operating loss carry forward                                     --          (97,895)
Other                                                            (3,891)              --
                                                          -------------    -------------
   Total                                                  $     (51,494)   $     (97,895)
                                                          =============    =============


         The Company's provision for income taxes differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of federal statutory income taxes to the Company's actual income tax provision follows:

                                                                               Years ended December 31,
                                                                       ---------------------------------------
                                                                           1997                      1996
                                                                       ------------              -------------
         Income taxes at statutory rate                                $    329,005              $    100,864
         State tax, net of Federal benefits                                  48,316                     9,316
         Change in valuation allowance                                       14,753                   (97,895)
         Other                                                               13,932                    (2,284)
                                                                       ------------              -------------
            Total                                                      $    406,006              $     10,001
                                                                       ============              ============

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         The tax effects of the temporary differences that comprise the net deferred tax assets at December 31, 1997 and 1996 are presented below:

                                                              1997              1996
                                                          -------------    -------------
Deferred tax assets:
  Allowance for loan losses                               $      99,467    $      32,389
  Contributions                                                      --            2,861
  Unrealized gain, securities                                    (4,085)           3,170
  Deferred asset, depreciation                                    7,691            2,591
  Valuation reserve                                             (52,594)         (37,841)
                                                          -------------    -------------
     Net deferred tax asset                               $      50,479    $       3,170
                                                          =============    =============

         There was a net change in the valuation allowance during 1996 and 1997. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of those deductible differences, net of the existing valuation allowance at December 31, 1997.

NOTE 13 - RELATED PARTY TRANSACTIONS

         Stock Options. The Employment agreements with the Bank's president and executive vice president provide for the grant of stock options for each to acquire 15,000 shares of the Company's common stock upon the Bank's commencement of business at a purchase price equal to $10.00 per share. Such options will become exercisable at the rate of 3,000 shares per year and shall remain exercisable for ten years after the date of initial grant, so long as each remains employed by the Bank.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         Employment Agreements. On March 7 ,1995, the Company entered into employment agreements with two of its directors who serve as the president and executive vice president of the Bank. Each agreement is for a three-year term. The agreements provide for health and disability insurance, other customary benefits and, as discussed above, the granting of stock options.

         The agreement with the president provides for an annual base salary of $75,000 increasing to $85,000 per year when the Bank becomes profitable on a cumulative basis. The employment agreement provides that during its term, the president will be entitled to an annual bonus of 5% of the Bank's pretax profits based on a formula determined by the Bank's Board of Directors; provided, however, that the bonus may not exceed 30% of his annual salary. The agreement with the executive vice president provides for an annual base salary of $65,000 increasing to $75,000 per year when the Bank becomes profitable on a cumulative basis. The employment agreement provides that during its term, the executive vice president will be entitled to an annual bonus of 5% of the Bank's pretax profits based on a formula determined by the Bank's Board of Directors; provided, however, that the bonus shall not exceed 30% of his annual salary. For the year ended December 31, 1997, the Company incurred expenses for salary and benefits as follows: (i) for the president: $122,884; and (ii) for the executive vice president: $110,584.

         Compensation of Directors. In March 1996, the Board of Directors of the Company approved a deferred compensation plan (the "Plan") for the Company's and Bank's directors which grants to each member restricted shares of the Company's common stock as follows: (a) five shares for each Bank or Company committee meeting attended; and (b) ten shares for each Bank or Company Board of Directors meeting attended. Shares of restricted stock granted pursuant to the Plan shall not vest until the earlier to occur of: (a) the retirement of a director from the Company's Board of Directors; or (b) a change in control of the Company. As of December 31, 1997 there were 3,040 shares of restricted stock outstanding. The 1997 income statement includes a charge for $32,498 reflecting the above grants.

         Borrowings and Deposits by Directors and Executive Officers. Certain directors, executive officers and companies with which they are affiliated, are customers of and have banking transactions with the Bank in the ordinary course of business. As of December 31, 1997 and 1996, loans outstanding to directors, their related interests and executive officers aggregated $3,066,426 and $2,177,384, respectively. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms-length transactions.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         A summary of loan transactions with directors, including their affiliates, and executive officers during 1997 and 1996 follows:


                                                              1997             1996
                                                          -------------    -------------
Balance, beginning of year                                $   2,177,384    $     635,770
New loans                                                     2,105,040        1,654,140
Less: principal reductions                                   (1,215,998)        (112,526)
                                                          -------------    -------------
Balance, end of year                                      $   3,066,426    $   2,177,384
                                                          =============    =============

         Deposits by directors and their related interests, at December 31, 1997 and 1996, approximated $3,638,443 and $4,205,433, respectively.

NOTE 14 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         In the ordinary course of business, and to meet the financing needs of its customers, the Company is a party to various financial instruments with off-balance sheet risk. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. The contract amount of those instruments reflects the extent of involvement the Company has in particular classes of financial instruments.

         The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any material condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. At December 31, 1997 and 1996, unfunded commitments to extend credit were $7,153,104 and $5,430,822, respectively. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral varies, but may include accounts receivable, inventory, property, plant and equipment, farm products, livestock and income producing commercial properties.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         At December 31, 1997 and 1996, commitments under letters of credit aggregated approximately $172,435 and $143,500, respectively. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral varies but may include accounts receivable, inventory, equipment, marketable securities and property. Since most of the letters of credit are expected to expire without being drawn upon, they do not necessarily represent future cash requirements.

         The Company makes commercial, agricultural, real estate and consumer loans to individuals and businesses located in and around Thomas County, Georgia. The Company does not have a significant concentration of credit risk with any individual borrower. However, a substantial portion of the Company's loan portfolio is collateralized by real estate located in and around Thomas County, Georgia.

NOTE 15 - REGULATORY MATTERS

         The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

         Qualitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 1997, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

         As of December 31, 1997, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as Well Capitalized. To be categorized as Adequately Capitalized or Well Capitalized, the Bank must maintain minimum total risk based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Company's capital category. The actual capital amounts and rations are also presented in the table below:

                                          Minimum Regulatory Capital Guidelines for Banks
                                   -----------------------------------------------------------
                                                          Adequately                Well
(Dollars in thousands)                 Actual             Capitalized            Capitalized
                                   --------------      ----------------      -----------------
                                   Amount    Ratio     Amount     Ratio      Amount      Ratio
AS OF DECEMBER 31, 1997:
Total capital-risk-based
(to risk-weighted assets):

   Bank                            $6,647     11.9%    $4,459   >   8%       $5,574   >   10%
                                                                -                     -
   Consolidated                     7,073     12.6%     4,474   >   8%          N/A   >  N/A
                                                                -                     -
Tier 1 capital-risk-based
(to risk-weighted assets):

   Bank                            $6,002     10.8%    $2,229   >   4%       $3,344  >     6%
                                                                -                    -
   Consolidated                     6,428     11.5%     2,237   >   4%          N/A  >   N/A
                                                                -                    -
Tier 1 capital-leverage
(to average assets):

   Bank                            $6,002     11.1%    $2,164   >   4%       $2,705  >     5%
                                                                -                    -
   Consolidated                     6,428     11.8%     2,172   >   4%          N/A  >   N/A
                                                                -                    -

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

                                          Minimum Regulatory Capital Guidelines for Banks
                                   -----------------------------------------------------------
                                                          Adequately                Well
(Dollars in thousands)                 Actual             Capitalized            Capitalized
                                   --------------      ----------------      -----------------
                                   Amount    Ratio     Amount     Ratio      Amount      Ratio
AS OF DECEMBER 31, 1996
Total capital-risk-based
(to risk-weighted assets):
   Bank                            $5,843    16.9%     $2,758   >   8%       $3,447   >   10%
                                                                -                     -
   Consolidated                     6,276    18.1%      2,770   >   8%          N/A      N/A
                                                                -
Tier 1 capital-risk-based
(to risk-weighted assets):

 Bank                              $5,412    15.7%     $1,379   >   4%       $2,068   >    6%
                                                                -                     -
 Consolidated                       5,852    16.9%      1,385   >   4%          N/A      N/A
                                                                -
Tier 1 capital-leverage
(to average assets):

 Bank                              $5,412    12.4%     $1,746   >   4%       $2,182   >    5%
                                                                -                     -
 Consolidated                       5,852    13.4%      1,747   >   4%          N/A      N/A
                                                                -

NOTE 16 - DIVIDENDS

         The primary source of funds available to the Company to pay shareholder dividends and other expenses is from the Bank. Bank regulatory authorities impose restrictions on the amounts of dividends that may be declared by the Bank. Further restrictions could result from a review by regulatory authorities of the Bank's capital adequacy. The amount of cash dividends available from the Bank for payment in 1998 is $829,010 plus 1998 net earnings of the Bank. At December 31, 1997, $5,180,742 of the Company's investment in the Bank is restricted as to dividend payments from the Bank to the Company. During 1997 and 1996, the Company did not pay cash dividends to its shareholders.

NOTE 17 - PARENT COMPANY FINANCIAL INFORMATION

         This information should be read in conjunction with the other notes to the consolidated financial statements.

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996



                          Parent Company Balance Sheets

                                                                   December 31,
Assets:                                                   ------------------------------
-------                                                        1997             1996
                                                          -------------    -------------
Cash                                                      $     258,094    $     269,568
Investment in Bank                                            5,995,856        5,405,942
Property equipment                                              181,957          183,838
Other assets                                                     53,819           10,125
                                                          -------------    -------------
   Total Assets                                           $   6,489,726    $   5,869,473
                                                          =============    =============

Liabilities and Shareholders' Equity:
-------------------------------------
Accounts payable                                          $      21,333    $      23,216
                                                          -------------    -------------
   Total Liabilities                                      $      21,333    $      23,216
                                                          -------------    -------------

Common stock                                              $     600,000    $     600,000
Paid-in-capital                                               5,418,801        5,372,407
Retained earnings                                               441,662         (119,995)
Unrealized gain on securities                                     7,930           (6,155)
                                                          -------------    -------------
   Total Shareholders' equity                             $   6,468,393    $   5,846,257
                                                          -------------    -------------
   Total Liabilities and Shareholders' equity             $   6,489,726    $   5,869,473
                                                          =============    =============

                      Parent Company Statements of Income

                                                              Years Ended December 31,
Revenues:                                                 ------------------------------
---------                                                     1997             1996
                                                          -------------    -------------
  Interest income                                         $       4,798    $      11,896
  Rental income                                                  21,648           18,281
                                                          -------------    -------------
     Total revenues                                       $      26,446    $      30,177
                                                          -------------    -------------
Expenses:
---------
  Depreciation and amortization                           $       4,581    $       4,850
  Other expenses                                                 36,037           37,310
                                                          -------------    -------------
     Total expenses                                       $      40,618    $      42,160
                                                          =============    =============

Income before equity in undistributed
  earnings of Bank                                        $     (14,172)   $     (11,983)
Equity in undistributed earnings
  of Bank                                                       575,829          253,181
                                                          -------------    -------------

Net income                                                $     561,657    $     241,198
                                                          =============    =============

                          THOMASVILLE BANCSHARES, INC.
                              THOMASVILLE, GEORGIA
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

                     Parent Company Statements of Cash Flows

                                                             Years Ended December 31,
                                                          ------------------------------
Cash flows from operating activities:                          1997             1996
-------------------------------------                     -------------    -------------
  Net income                                              $     561,657    $     241,198
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Equity in undistributed earnings of the Bank              (575,829)        (253,181)
  Depreciation and amortization                                   4,581            4,850
 (Increase) in other assets                                     (46,394)           4,999
 (Decrease) in payables                                          (1,883)          12,943
                                                          -------------    -------------
Net cash provided by operating activities                 $     (57,868)   $      10,809
                                                          -------------    -------------

Cash flows from investing activities:
-------------------------------------
 Purchase of building                                     $          --    $    (185,988)
 Purchase of stock                                                   --         (700,000)
                                                          -------------    -------------
Net cash provided by financing activities                 $          --    $    (885,988)
                                                          -------------    -------------
Cash flows from financing activities:
-------------------------------------
  Options, restricted stock                               $      46,394    $          --
                                                          -------------    -------------
Net cash used by financing activities                     $      46,394    $          --
                                                          -------------    -------------

Net (decrease) in cash and cash equivalents               $     (11,474)   $    (875,179)
Cash and cash equivalents, beginning of the year                269,568        1,144,747
                                                          -------------    -------------
Cash and cash equivalents, end of year                    $     258,094    $     269,568
                                                          =============    =============

                                  APPENDIX "A"


                          THOMASVILLE BANCSHARES, INC.
                             SUBSCRIPTION AGREEMENT


To:     Thomasville Bancshares, Inc.
        301 North Broad Street
        Thomasville, Georgia  31792

Gentlemen:

        You have informed me that Thomasville Bancshares, Inc., a Georgia corporation (the "Company"), is offering 150,000 shares of its $1.00 par value common stock (the "Common Stock") at a price of $15.00 per share as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus"). In addition, you have informed me that the minimum subscription is 100 shares and the maximum subscription is 1,000 shares.

        1. SUBSCRIPTION. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "Thomasville Bancshares, Inc." or any other consideration satisfactory to the Company (the "Funds"), representing the payment of $15.00 per share for the number of shares of the Common Stock indicated below.

        2. ACCEPTANCE OF SUBSCRIPTION. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company shall reject this subscription, if at all, in writing within five business days after receipt of this subscription. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

        3. ACKNOWLEDGMENTS. The undersigned hereby acknowledges that he has received a copy of the Prospectus and agrees to be bound by the terms of this Agreement.

        4. REVOCATION. The undersigned agrees that once this Subscription Agreement is accepted by the Company, it may not be withdrawn by him. Therefore, until the earlier of the expiration of five business days after receipt by the Company of this Subscription Agreement or acceptance of this Subscription Agreement by the Company, the undersigned may withdraw his or her subscription and receive a full refund of the subscription price. The undersigned agrees that, except as provided in this Section 4, he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS HE MAY HAVE UNDER FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.

        Please fill in the information requested below, make your check payable to "Thomasville Bancshares, Inc." and mail Subscription Agreement, Stock Certificate Registration Instructions and check to the attention of Stephen H. Cheney, President and Chief Executive Officer, Thomasville Bancshares, Inc., 301 North Broad Street, Thomasville, Georgia 37192.


-----------------------------------    ----------------------------------------
No. of Shares Subscribed               (Signature of Subscriber)


$
-----------------------------------    ----------------------------------------
Funds Tendered ($15.00                 Name (Please Print or Type)
per share subscribed)


                                       Date:
                                            -----------------------------------

                                       Phone Number:


                                                                         (Home)
                                       ----------------------------------

                                                                       (Office)
                                       --------------------------------

                                       Residence Address:

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------
                                       City, State and Zip Code


                                       ----------------------------------------
                                       Social Security Number or other
                                       Taxpayer Identification Number

                   STOCK CERTIFICATE REGISTRATION INSTRUCTIONS


-------------------------------------------------------------------------------
Name

-------------------------------------------------------------------------------
Additional Name if Tenant in Common or Joint Tenant

Mailing Address:_______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Social Security Number or  other Taxpayer Identification Number
                                                               ----------------

Number of Shares to be registered in above name(s):
                                                   ----------------------------

Legal form of ownership:

___ Individual                    ___ Joint Tenants with Rights of Survivorship
___ Tenants in Common             ___ Uniform Gift to Minors
___ Other _____________________

                       INFORMATION AS TO BANKING INTERESTS

1. As a prospective stockholder I would be interested in the following services checked below:

                                                                            PERSONAL                 BUSINESS
        (a)     Checking Account                                              ___                      ___
        (b)     Savings Account                                               ___                      ___
        (c)     Certificates of Deposit                                       ___                      ___
        (d)     Individual Retirement Accounts                                ___                      ___
        (e)     Checking Account Overdraft
                  Protection                                                  ___                      ___
        (f)     Consumer Loans (Auto, etc.)                                   ___                      ___
        (g)     Commercial Loans                                              ___                      ___
        (h)     Equity Line of Credit                                         ___                      ___
        (i)     Mortgage Loans                                                ___                      ___
        (j)     Revolving Personal Credit Line                                ___                      ___
        (k)     Safe Deposit Box                                              ___                      ___
        (l)     Automatic Teller Machines (ATM's)                             ___                      ___

2.      I would like our new bank to provide the following additional services:

        (a)

        (b)

                               FORM OF ACCEPTANCE



                                                   Thomasville Bancshares, Inc.
                                                   301 North Broad Street
                                                   Thomasville, Georgia 37192


To:

Dear Subscriber:

         Thomasville Bancshares, Inc. (the "Company") acknowledges receipt of your subscription for _____ shares of its $1.00 par value Common Stock and your check for $__________.

         The Company hereby accepts your subscription for the purchase of _____ shares of its Common Stock, at $15.00 per share, for an aggregate of $__________, effective as of the date of this letter.

         Your stock certificate(s) representing shares of Common Stock duly authorized and fully paid will be issued to you as soon as practicable.

         If this acceptance is for a lesser number of shares than that number subscribed by you as indicated in your Subscription Agreement, your payment for shares of Common Stock in excess of the number of shares accepted hereby will be refunded to you by mail, without interest, within ten (10) days of the date hereof.

                                    Very Truly Yours,

                                    THOMASVILLE BANCSHARES, INC.


                                    By:
                                       ---------------------------------------
                                       Stephen H. Cheney
                                       President and Chief Executive Officer

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As provided under Georgia law, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

        Article VI of the Company's By-Laws provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

        The Company's By-Laws also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

        The Company may, if authorized by its stockholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth all expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions. All of the amounts shown are estimated except for the registration fees of the Securities and Exchange Commission.

        SEC Registration Fee...................................................       $       663
        Blue Sky Fees and Expenses.............................................               250
        Printing and Engraving Expenses........................................             3,000
        Legal Fees and Expenses................................................            20,000
        Accounting Fees and Expenses...........................................             3,500
        Advertising............................................................             1,000
        Miscellaneous..........................................................             2,000
                                                                                      -----------
                Total..........................................................       $    30,413
                                                                                      ===========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

        Not applicable.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a) Exhibits. The following exhibits are filed with or incorporated by reference into this report. The exhibits which are denominated by an asterisk (*) were previously filed as a part of, and are hereby incorporated by reference from a Registration Statement on Form SB-2 under the Securities Act of 1933 for the Company, Registration Number 33-91536 (referred to as "SB-2") or the Annual Report on Form 10-k for the year ended December 31, 1997 (referred to as "10-K"). The exhibit numbers correspond to the exhibit numbers in the referenced document.


           Exhibit No.                                        Description of Exhibit
          ------------          ---------------------------------------------------------------------------------

              *3.1        -      Articles of Incorporation of the Company (SB-2)

              *3.2        -      Bylaws of the Company (SB-2)

               5          -      Opinion of Smith, Gambrell & Russell, LLP

              10.1        -      Employment Agreement dated January 14, 1998 between the Company and the
                                 Bank and Stephen H. Cheney

              10.2        -      Employment Agreement dated January 14, 1998 between the Company and the
                                 Bank and Charles H. Hodges, III

             *10.3        -      Purchase Agreement dated February 3, 1995 between Carlos G. Gay, on the one hand, and Stephen H. Cheney and Charles H. Hodges, III, on the other, for the property located 301 North Broad Street, Thomasville, Georgia (SB-2)

             *10.4        -      Amendment, dated May 11, 1995, to Purchase Agreement dated February 3,
                                 1995 between Carlos G. Gay, on the one hand, and Stephen H. Cheney and
                                 Charles H. Hodges, III, on the other, for the property located at 301 North
                                 Broad Street, Thomasville, Georgia (SB-2)

             *21          -      Subsidiaries of the Registrant (10-K)

              23.1        -      Consent of Smith, Gambrell & Russell, LLP (contained in their opinion at
                                 Exhibit 5.1)

              23.2        -      Consent of Francis & Co., CPAs

                24        -      Power of Attorney (included in original signature page to this Registration
                                 Statement)

                27        -      Financial Data Schedule (for SEC use only)


ITEM 28.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                         (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Thomasville, State of Georgia, on the 30th day of June, 1998.

                                    THOMASVILLE  BANCSHARES, INC.


                                    By:      /s/ Stephen H. Cheney
                                       ----------------------------------------
                                       Stephen H. Cheney
                                       President and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen H. Cheney and Charles H. Hodges, III, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


                  Signature                                          Title                                  Date
                  ---------                                          -----                                  ----
/s/ Stephen H. Cheney                               President and Chief Executive Officer              June 30, 1998
-----------------------------------------                  (Principal Executive and
Stephen H. Cheney                                      Accounting Officer) and Director


/s/ Charles H. Hodges, III                          Executive Vice President and Director              June 30, 1998
-----------------------------------------
Charles H. Hodges, III


/s/ Charles A. Balfour                                             Director                            June 30, 1998
-----------------------------------------
Charles A. Balfour


/s/ Clifford S. Campbell, Jr.                                      Director                            June 30, 1998
-----------------------------------------
Clifford S. Campbell, Jr.


/s/ Charles E. Hancock, M.D.                                       Director                            June 30, 1998
-----------------------------------------
Charles E. Hancock, M.D.


/s/ Harold L. Jackson                                              Director                            June 30, 1998
-----------------------------------------
Harold L. Jackson

/s/ Charles W. McKinnon, Jr.                                       Director                            June 30, 1998
-----------------------------------------
Charles W. McKinnon, Jr.


/s/ Cochran A. Scott, Jr.                                          Director                            June 30, 1998
-----------------------------------------
Cochran A. Scott, Jr.


/s/ Richard L. Singletary, Jr.                                     Director                            June 30, 1998
-----------------------------------------
Richard L. Singletary, Jr.

                                  EXHIBIT INDEX






         EXHIBIT
          NUMBER                            DESCRIPTION OF EXHIBIT
         -------          ---------------------------------------------------------------
           5              Opinion of Smith, Gambrell & Russell, LLP
          10.1            Employment Agreement dated January 14, 1998 between the
                          Company and the Bank and Stephen H. Cheney
          10.2            Employment Agreement dated January 14, 1998 between the
                          Company and the Bank and Charles H. Hodges, III
          23.1            Consent of Smith, Gambrell & Russell, LLP (contained in their opinion at Exhibit 5.1)
          23.2            Consent of Francis & Co., CPAs.
          24              Power of Attorney (included in original signature page to this
                          Registration Statement)
          27              Financial Data Schedule (for SEC use only)